UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549

SCHEDULE 14A
AMENDMENT NO. 3
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CALIFORNIA GOLD CORP.
(Name of Registrant As Specified In Its Articles)

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(4)	Proposed maximum aggregate value of transaction:

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EXPLANATORY NOTE

This Amendment No. 3 to the Preliminary Proxy Statement on Schedule 14A (the “Preliminary Schedule 14A”) of California Gold Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on December 24, 2013, as amended by Amendment No. 1 on January 13, 2014 and further amended by Amendment No. 2 on February 12, 2014, is being filed to make the following changes:

1.	To fix the proposed Company name change, to indicate that the Company will change its name to “MV Portfolios, Inc.”, not “MVP Portfolio, Inc.”; and

2.	To respond to SEC comments relating to the provision of additional information required under the SEC’s proxy disclosure rules.

CALIFORNIA GOLD CORP.
10752 Deerwood Park Blvd.
S. Waterview II, Suite 100
Jacksonville, FL 32256

NOTICE OF CONSENT SOLICITATION

To the stockholders of California Gold Corp.:

Notice is hereby given that we are seeking the written consent of stockholders holding a majority of our outstanding common stock acting in lieu of a special meeting (the “Consent”) to authorize and approve the following proposals:

1.
To amend our Restated and Amended Articles of Incorporation (the “Articles of Incorporation”) to effect a reverse stock split of our common stock, $0.001 par value per share, with a reverse split ratio of one-for-one hundred (1:100) (the “Reverse Split”),  prior to April  30, 2014;

2.	To approve our 2014 Equity Incentive Plan (the “2014 Plan”);

3.
To amend our Articles of Incorporation to increase our authorized capitalization (the “Authorized Capital Increase”) from 300,000,000 shares of common stock, par value $0.001 per share, and 22,000,000 shares of blank check preferred stock, par value $0.001 per share, to 300,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of blank check preferred stock, par value $0.001 per share; and

4.	To change our name (the “Name Change”) to “MV Portfolios, Inc.”

The Reverse Split ratio of one for one hundred, the Authorized Capital Increase, the adoption of the 2014 Plan and the Name Change were approved on February 7, 2014, by the unanimous written consent of our Board of Directors.

The amendment of our Articles of Incorporation will not be effective until the Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  We intend to file the Certificate of Amendment as soon as practicable after (i) receiving the required Consent, and (ii) receiving approval of the Reverse Split and the Name Change from FINRA.

Our Board of Directors has determined to seek approval of the four proposals described herein by majority written consent of our stockholders. The Board of Directors believes that certain large holders, members of the Board of Directors and our executive officers may consent to the four proposals, although there has been no formal request or agreement with respect to their authorization or consent.  Approximately 39,976,083 shares of our outstanding common stock are believed to be controlled by our officers, directors, former officers and directors and 10% or greater stockholders as of January 16, 2014, the record date for such actions. We are not holding a meeting of stockholders in connection with the four proposals described herein.  The Consent Solicitation Statement on the following pages describes the matters presented to stockholders in this consent solicitation. The Board of Directors requests that you sign, date and return the consent included as Annex A to the Consent Solicitation Statement in the enclosed envelope as soon as possible.  If you submit a properly executed written consent within 35 days of the earliest dated consent, then your stock will be voted in favor of the proposed transaction.

The date of this Consent Solicitation Statement is ________ __, 2014, and it is being mailed on or about __________ __, 2014, to all stockholders of record of our common stock as of the close of business on January 16, 2014. Each of the four proposals requires the consent of stockholders holding a majority of the outstanding shares of our common stock for its approval. The actions to be taken pursuant to the written consent shall be taken as soon as practicable after both (i) we receive properly executed written consents from stockholders holding a majority of the outstanding shares of our common stock as of the record date and (ii) we receive approval of the Reverse Split and the Name Change from FINRA.

By Order of the Board of Directors,

William D. Meadow
Chief Executive Officer and Chairman
March __, 2014

CALIFORNIA GOLD CORP.
10752 Deerwood Park Blvd
S. Watersview II, Suite 100
Jacksonville, FL 32256

CONSENT SOLICITATION STATEMENT

______ __, 2014

This Consent Solicitation Statement is being furnished to stockholders of California Gold Corp., a Nevada corporation (“we” or “us”), in connection with the solicitation of stockholder consents by our Board of Directors.  We are soliciting stockholder consents in lieu of a special meeting of the stockholders to approve the adoption of amendments (the “Articles Amendments”) to our Restated and Amended Articles of Incorporation (the “Articles of Incorporation”):  (i) to effect a reverse split of our common stock, $0.001 par value per share, with a reverse split ratio of one-for-one hundred (1:100) (the “Reverse Split”) prior to April 30, 2014; (ii) to adopt the 2014 Equity Incentive Plan (the “2014 Plan”) with the total number of shares of our common stock that may be granted pursuant to awards under such 2014 Plan set at 6,150,564  (after adjustment for the Reverse Split); (iii)  to increase our authorized capitalization (the “Authorized Capital Increase”) from 300,000,000 shares of common stock, par value $0.001 per share, and 22,000,000 shares of blank check preferred stock, par value $0.001 per share, to 300,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of blank check preferred stock, par value $0.001 per share, and (iv) to change our name (the “Name Change”) to MV Portfolios, Inc.  Approval of each of the Articles Amendments requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. There are no dissenters’ rights applicable to the Articles Amendments.

A copy of the written consent to be executed by stockholders is annexed to this Consent Solicitation Statement as Annex A.  The form of the Certificate of Amendment to our Articles of Incorporation to be filed in connection with the Articles Amendments is included as Exhibit A to this Consent Solicitation Statement and a copy of the 2014 Plan is attached as Exhibit B to this Consent Solicitation Statement.

Our Board of Directors, by written consent on February 7, 2014, approved the Reverse Split, the Authorized Capital Increase, the 2014Plan and the Name Change, and has directed that such matters be submitted to our stockholders for approval by written consent in lieu of a special meeting. Under Section 78.320 of the Nevada Revised Statutes (“NRS”), any action required or permitted by the NRS to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the voting power that would be necessary to authorize or take such action at a meeting.

Only stockholders of record as of the close of business on January 16, 2014 (the “Record Date”) will be entitled to submit a written consent.  As of the Record Date, there were outstanding 125,101,260 shares of our common stock.  The holders of shares of our common stock on the Record Date are entitled to one vote for each share then held on each proposal that is the subject of this consent solicitation. Consents signed by the holders of a majority of the shares entitled to vote are required in order to approve the proposals set forth herein.  To be counted towards the consents required for approval of the transactions described herein, your consent must be received within 35 days of the earliest dated consent. Under Nevada law and our Articles of Incorporation, the failure to timely deliver a consent will have the same effect as a vote against the proposals set forth herein.

In order to register your consent to the matters set forth herein, you should return your signed and dated written consent in the enclosed envelope.  Promptly following receipt of the requisite stockholder consents and approval of the Reverse Split and Name Change from FINRA, we intend to file a Certificate of Amendment to our Articles of Incorporation to effect the Articles Amendments.  The proposed Reverse Split, Authorized Capital Increase and Name Change will become effective at the time of the filing of the Certificate of Amendment.

You may revoke your written consent at any time prior to the time that we have received a sufficient number of consents to approve the proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective.  The revocation should be sent to us at California Gold Corp., 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256, Attn: Chief Executive Officer.

Our Board of Directors believes that certain large holders, members of the Board of Directors, and our executive officers, may consent to the four proposals, although there has been no formal request or agreement with respect to their authorization or consent.  Approximately 39,976,083 shares of our outstanding common stock are believed to be controlled by our officers, directors, former officers and directors and 10% or greater stockholders as of the record date.

We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by e-mail or by other appropriate means.  Continental Stock Transfer and Trust will assist in the mailing of this Consent Solicitation Statement, the collection of written consents and the tabulation of votes, but will not solicit any stockholders.  Banks, brokers, fiduciaries and other custodians and nominees who forward written consent soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Our executive offices are located at 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256.

Background Information

November 2013 Private Placement

On November 15, 2013, the Company closed a private placement offering (the “2013 Notes Offering”) of $325,000 in principal amount of its 10% convertible promissory notes (the “2013 Notes”) and warrants (the “the 2013 Warrants”).  The 2013 Notes will automatically convert into an aggregate of 3,250,000 shares of the Company’s to-be-authorized, designated and issued Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at a post-Reverse Split conversion price of $0.10 per share, upon the Company’s filing of a Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Series B Designation”) with the Secretary of State of the State of Nevada following completion of the proposed Authorized Capital Increase and the related filing of the Articles Amendments.   The Series B Preferred Stock will be convertible on a one-for-one basis into shares of our common stock at the option of the holders, subject to a 9.99% blocker.  The general effect of the issuance of the Series B Preferred Stock on the rights of the Company’s current common stock holders will be to dilute the economic interests of the current common stock holders.  Proceeds of the 2013 Notes Offering have been utilized by the Company for ongoing working capital purposes, including to cover costs relating to the Company’s status as a publicly traded company.

The 2013 Warrants were issued as 10 year warrants exercisable for an aggregate of 3,250,000 shares of our post-Reverse Split common stock with a post-Reverse Split exercise price of $0.10 per share.  Pursuant to the terms of exchange agreements dated February 6, 2014 (the “Warrant Exchange Agreement”) between the Company and each of the holders of the 2013 Warrants following effectiveness of the Reverse Split, the 2013 Warrants will be exchanged by us for an aggregate of 4,000,000 shares (the “Warrant Exchange Shares”) of our post-Reverse Split common stock.

In order for us to issue the Series B Preferred Stock and the Warrant Exchange Shares, the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon pursuant to the written shareholder consent attached hereto as Annex A will be required to approve the Reverse Split and the Authorized Capital Increase.

Securities Exchange Summary – Summary; Terms of the Transaction

On February 7, 2014, we entered into a securities exchange agreement (the “Securities Exchange Agreement”) with MVP Portfolio, LLC, a Florida limited liability company (“MVP”), MV Patents LLC, a Florida limited liability company and a member of MVP ( “MV PAT”), and the other members of MVP (MV PAT and such other members, the “Members”). Pursuant to the terms of the Securities Exchange Agreement, the members sold all of their membership interests in MVP to us in exchange for 9,385,000 post-Reverse Split shares (the “MVP Exchange Shares”) of our common stock to be issued following completion of the Reverse Split. As a result of the closing on February 7, 2014 of the transactions contemplated by the Securities Exchange Agreement, we have acquired the business of MVP (the “MVP Acquisition”), that is, patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon MVP’s patented technology.

We determined that we should engage in the MVP Acquisition as a means of increasing shareholder value in our common stock.

A summary of the MVP Acquisition and related transactions is discussed below.  For a more detailed discussion of the MVP Acquisition and the related transactions, reference is made to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2014, as amended, which report is incorporated herein by reference.

Pursuant to the Securities Exchange Agreement:

●
At the closing of the MVP Acquisition and pursuant to the terms of the Securities Exchange Agreement, all of the membership interests of MVP issued and outstanding immediately prior to the closing were exchanged (the “Securities Exchange”) for the right to receive 9,385,000 post-Reverse Split shares of our common stock, which shall be delivered to the members of MVP promptly following completion of the Reverse Split.

●	Additionally, at the closing of the MVP Acquisition, we paid MV Patents, LLC, the majority member of MVP, $625,000 in cash consideration, and we agreed to pay to the members of MVP ten (10%) percent of the net proceeds to be received from any Enforcement Activities or Sale Transactions (as such terms are defined in the Securities Exchange Agreement) related to the patents owned or applications pending as of the closing of the MVP Acquisition.

●	Upon the closing of the MVP Acquisition, William Meadow was appointed Chief Executive Officer and Chairman of the Board of Directors, Shea Ralph was appointed Chief Financial Officer, Treasurer, Secretary and director and David Rector was appointed Chief Operating Officer (and remains a director of the Company). James Davidson resigned as Chief Executive Officer and a director of the Company and Michael Baybak resigned as Interim Treasurer, Secretary and a director.

●	Following the closing of the MVP Acquisition, we expect to terminate and split off our mining business (although we are not sure we will be able to complete such a split-off on acceptable terms to us), and pursuant to the terms of the Securities Exchange Agreement, we have acquired and will continue the business of MVP, that is, patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon MVP’s patented technology.

●	Concurrently with the closing of the MVP Acquisition, we sold to each of David Rector and William Meadow, ten thousand (10,000) shares, for an aggregate of twenty thousand (20,000) shares, of our to-be-authorized and designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”) at a post-Reverse Split price of $0.10 per share. The Series D Preferred Stock will be equivalent in all respects to our common stock, except that each share of Series D Preferred Stock will be entitled to cast 1,000 votes per share and will have a liquidation preference equal to $0.10 per share. The sale of the Series D Preferred Stock is further discussed below.

The Securities Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

For financial reporting purposes, the MVP Acquisition is being accounted for as a “reverse merger” rather than a business combination, because the managing member of MV PAT, the majority member of MVP, effectively controlled the Company immediately following the closing of the MVP Acquisition. As such, MVP is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by MVP.  Accordingly, the assets and liabilities and the historical operations that will be reflected in the Company’s ongoing financial statements will be those of MVP.

The parties have taken all actions with respect to the Securities Exchange intending that it be treated as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended. It is expected that the $625,000 in cash consideration paid to MV PAT will be treated as taxable income to MV PAT.

The issuance of shares of our common stock to the members of MVP in connection with the Securities Exchange was not, and will not be, registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described below.

2014 10% Convertible Notes Private Placement Offering

Also on February 7, 2014, we completed a closing of a related private placement offering (the “2014 Notes Offering”) of $2,942,495 in principal amount of our 10% convertible promissory notes (the “2014 Notes”).  The 2014 Notes will automatically convert into 5,884,990 shares of the Company’s to-be-authorized, designated and issued Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a post-Reverse Split conversion price of $0.50 per share, upon the Company’s filing of a Certificate of Designation of Series C Convertible Preferred Stock (the “Certificate of Series C Designation”) with the Secretary of State of the State of Nevada following completion of the proposed Authorized Capital Increase and the related filing of the Articles Amendments.

Each share of Series C Preferred Stock will be entitled to a liquidation preference equal to $0.001 pershare. Otherwise, the Series C Preferred Stock will be equivalent in all respects to the Company’s common stock, with each share of Series C Preferred stock entitled to one vote and the holders of the Series C Preferred Stock voting together with the holders of the Company’s common stock. The Series C Preferred Stock will be convertible on a one-for-one basis into shares of our common stock at the option of the holders, subject to a 9.99% blocker. The general effect of the issuance of the Series C Preferred Stock on the rights of the Company’s current common stock holders will be to dilute the economic interests of the current common stock holders.

In connection with the 2014 Notes Offering, we agreed to pay the placement agent, Cavu Securities, LLC (“Cavu”), a cash commission of between 4% and 10% of the gross funds raised from Investors in the 2014 Notes Offering introduced by the placement agent, for a total of $230,500, and to issue to Cavu 250,000 post-Reverse Split shares of our common stock as a retainer fee (the “Retainer Shares”) and warrants (the “Broker Warrants”) to purchase 461,000 shares of our post-Reverse Split common stock. The Broker Warrants have a post-Reverse Split exercise price of $0.50 per share and expire three years after the date of issuance.

On March 3, 2014, the Company completed a second closing of the 2014 Notes Offering for an aggregate of an additional $1,017,500 principal amount of the Notes.  In connection with this closing, the Company paid the placement agent a cash commission of $64,650 and issued Broker Warrants to purchase an additional 129,300 shares of our post-Reverse Split common stock.

Now that the MVP Acquisition has closed, the Company will provide the net proceeds from the 2014 Notes Offering to MVP to finance MVP’s business relating to the enforcement of its intellectual property rights through litigation against, and/or licensing with, any companies that are believed to be infringing certain of the patents owned by MVP. MVP expects to use the net proceeds from the 2014 Notes Offering to pay legal fees and costs relating to these planned litigations and licensing arrangements.

Sale of Series D Preferred Stock

Concurrently with the closing of the MVP Acquisition, we sold to each of David Rector and William Meadow, ten thousand (10,000) shares, for an aggregate of twenty thousand (20,000) shares, of our to-be-authorized and designated Series D Preferred Stock at a post-Reverse Split price of $0.10 per share.

Each share of Series D Preferred Stock will be entitled to cast 1,000 votes per share and will have a liquidation preference equal to $0.10 per share.  Otherwise, the Series D Preferred Stock will be equivalent in all respects to the Company’s common stock, with each share of Series D Preferred stock entitled to one vote and the holders of the Series D Preferred Stock voting together with the holders of the Company’s common stock. Each share of Series D Preferred Stock will automatically convert into one (1) share of Common Stock on the earlier of: (i) the listing the Company’s securities on a national securities exchange and (ii) a change of control of the Company.  Mr. Meadow delivered an irrevocable voting proxy to David Rector covering the shares of Series D Preferred Stock held by Meadow. The Series D Preferred Stock will be issued only upon completion of the proposed Reverse Split and the filing of the related Articles Amendments and a Certificate of Designation of Series D Convertible Preferred Stock (the “Certificate of Series D Designation”) with the Secretary of State of the State of Nevada.   The purpose of the sale of the Series D Preferred Stock is to provide continuity with respect to the management of the Company by providing an enhanced vote to David Rector, a director of the Company prior to the closing of the MVP Acquisition, who will continue to serve as our Chief Operating Officer and a director for a minimum of 12 months following the closing of the MVP Acquisition.  The primary effect of the issuance of the Series D Preferred Stock on the rights of the Company’s current common stock holders will be to dilute the voting rights of the current common stock holders.

MVP Contact Information

MVP’s principal executive offices are located at 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256, phone (904)-586-8673.  This address, following the closing of the MVP Acquisition, became the address of the principal executive offices of the Company.  William D. Meadow, Managing Member of MVP, became the Company’s Chief Executive Officer following the closing of the MVP Acquisition.

MVP’s Business - A Brief Description

MVP is engaged in the business of patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon MVP’s patented technology.  MVP owns a patent portfolio it refers to as “Video Drive-by” and online mapping, which has previously been used by MVP’s predecessors and licensees commercially.   MVP currently owns a patent portfolio consisting 8 issued and 16 pending patents. The patents disclose systems and methods for providing video drive-by data to enable a street level view of a neighborhood surrounding a geographic location.   The systems include, generally, a video and data server farm incorporating at least one video storage server that stores video image files containing video drive-by data corresponding to a geographic location, a data base server that processes a data query received from a user over the internet and an image processing server.   Now that the MVP Acquisition and the 2014 Notes Offering have closed, MVP expects to enforce its intellectual property rights through litigation against, and/or licensing with, any companies that are believed to be infringing certain of the patents owned by MVP. MVP expects to use net proceeds from the 2014 Notes Offering to pay legal fees and costs relating to these planned litigations.

MVP intends to attempt to maximize the economic benefits of its intellectual property portfolio, add significant talent in technological innovation, and potentially enhance its opportunities for revenue generation through the monetization of its assets, including patents.   Acquisitions typically involve the ongoing relationship of the original innovator(s) and owners to help in the continued development of the portfolio to maximize value.

MVP intends to expand its intellectual property portfolio through both internal development and acquisition.   MVP believes that its experience and ability to offer shares of the Company’s stock to inventors and others will enable MVP to expand its intellectual property portfolio as well as create additional intellectually property internally.

MVP continues to actively seek to broaden its intellectual property portfolio. MVP’s philosophy is to seek and acquire intellectual property and technology.   MVP is reviewing portfolio opportunities with a view toward acquiring those which MVP believes have potential for monetization through licensing opportunities or enforcement which may be related or unrelated to the Video Drive-by and online mapping patents.   MVP is actively engaged in due diligence with respect to a number of patent and intellectual property portfolios and is in advanced discussions as to the acquisition of several such portfolios.   The Company will likely need to raise additional capital to enable MVP to make any such acquisition.   There is no assurance that the Company will be able to raise such funds on acceptable terms.  There is no assurance that MVP will succeed in acquiring any such portfolios, as to the terms of any such acquisition or that MVP will successfully monetize any portfolio that it acquires.

For a more detailed discussion of the MVP’s business, reference is made to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2014, as amended, which report is incorporated herein by reference.

Although shareholder approval is not required for the MVP Acquisition, in order for us to issue the MVP Exchange Shares, the Series C Preferred Stock, the Retainer Shares, the shares of common stock underlying the Broker warrants and the Series D Preferred Stock, the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon pursuant to the written shareholder consent attached hereto as Annex A will be required to approve the Reverse Split and the Authorized Capital Increase.

MVP Management’s Discussion and Analysis of Financial Condition and Results of Operations

Business Overview

You should read the following discussion and analysis together with MVP’s financial statements and the notes to those statements.

MV Patents, LLC, (MVPAT) a limited liability company organized in the state of Florida on July 11, 2011, is in the developmental stage, and has limited operations.

Our business plan is to assert our intellectual property rights to monetize our patents through net recoveries. Net recoveries relate to monetary payments received by MVPAT in respect to its patents through judgments, settlements, royalty agreements, or other disposition of the patents or cash proceeds of any equity actually received as consideration for any such disposition, including those received in connection with litigation.

We have no technologies or technology operations.

Subsequent to the audited financial statements as of June 30, 2013 and 2012, on August 30, 2013 MVPAT transferred all of its patents to MVP Portfolio, LLC (MVP). MVP was formed on July 26, 2013 as a wholly owned subsidiary of MVPAT. The patents were transferred to MVP without recourse. Any contingent liabilities related to future earnings or net recoveries remain with MVPAT.

Results of Operations

Comparison of the Years Ended June 30, 2013 and the period from July 11, 2011 (Inception) through June 30, 2012

Operating expenses for the year ended June 30, 2013 were $886,877, an increase of $402,910 or 83% from $483,967 for the period from July 11, 2011 (Inception) to June 30, 2012. The primary reason for this increase was an increase in business development advisory and patent prosecution legal team expenses. During the period from July 11, 2011 (Inception) to June 30, 2012, we focused on building MVPAT and setting our strategy. During the year ending June 30, 2013, we increased our efforts to find funders and prepare our patent prosecution process, using the resources of business development advisors and patent litigation attorneys.

Liquidity and Capital Resources

Sources of Liquidity

We obtained funding from various unrelated third-party investors. The investors have the right to participate in future monetary amounts related to net recoveries as defined in our business overview. The investors have the option to convert their participation rights contingent upon MVPAT obtaining subsequent funding of at least $2,250,000.  The contingent conversion option allows the investors to convert $100 of their initial participation right into $120 of the subsequent funding in the pursuit of monetizing patents.  The participation rights accrue interest at eight percent per annum and cease upon conversion. In the event that no conversion occurs, the investors have the right to receive their original participation investment and accrued interest, plus two times their original participation investment.  We have no obligation to make any payments to the investors unless net recoveries are obtained. As of June 30, 2013 and 2012, $150,000 and $25,000 is included in participation rights on the balance sheet, respectively.  The contingent conversion option will be recorded at the date we can estimate the proceeds from the net recoveries.

MVPAT received $125,000 in cash related to a funding agreement from an unrelated third-party investor.  The investor has the obligation to fund an additional $375,000 upon MVPAT obtaining subsequent financing of $2,250,000.  Related to the funding agreement, the investor has the right to participate in the net recoveries pursuant to a predetermined schedule that escalates the payments based on increasing net recoveries.  As of June 30, 2013 and 2012, $125,000 is included in participation rights on the balance sheet.

We will amortize these participation rights under the units of revenue method at the time MVPAT can reasonably estimate the potential net recoveries as defined in our business overview. We have classified the participation rights as a long-term liability as net recoveries are not expected in the next twelve months.

Net Cash Used in Operating Activities

Net cash used in operations was $123,497 for the year ended June 30, 2013. The net loss for the year ended June 30, 2013 was higher than cash used in operating activities by $763,380. The difference related directly to increases in accounts payable, accrued member salaries and contingent liabilities.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $86,500 for the year ended June 30, 2013. Net cash provided by financing activities consisted of $125,000 obtained from additional participation rights funding, partially offset by $38,500 in offering costs.

Funding Requirements

We expect to incur losses for the foreseeable future. We expect to incur increasing (i) patent prosecution legal team fees, (ii) legal and funding agreement fees, (iii) accounting fees and other additional costs related to being a public company (iv) and salary expenses. Our future capital requirements will depend on a number of factors including the timing of when we can monetize our patents and the availability of financing.

Off-Balance Sheet Arrangements

As of June 30, 2013, we did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Our significant accounting policies are more fully described in Note 3 to the financial statements. The following accounting policies are critical to fully understanding our financial results.

Intangible Assets

We have several patent portfolios. As of June 30, 2013 and 2012, no value has been assigned to the patents. The main patents in the portfolio were created by the managing member of MVPAT, William D. Meadow.  The remaining patents in the portfolio were transferred without recourse to such managing member.  On July 25, 2011 the managing member assigned the patents to MVPAT for consideration of $1 without recourse. In accordance with authoritative guidance, the patents were recorded at historical cost, which was deemed to be zero at the time of transfer.

Contingent Liabilities

Liabilities for loss contingencies arising from assessments, estimates or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

We retain the services of law firms that specialize in intellectual property licensing, enforcement and patent law. We also retain business advisory firms that specialize in obtaining funding for potential patent infringement cases. The law and business advisory firms are retained on an hourly fee, contingent fee or blended fee basis. In a contingency fee arrangement, the firms are paid a scaled percentage of any negotiated fees, settlements or judgments awarded, based on how and when the fees, settlements or judgments are obtained. As of June 30, 2013 and 2012, we did not recognize any contingent expenses related to any potential litigation.

A portion of these fees are contingent on our receipt of subsequent funding. We had $441,527 and $37,500 in contingent liabilities, as of June 30, 2013 and 2012, respectively, based on the subsequent funding contingency because the event was considered probable, and the amount could be reasonably estimated.  We have classified these liabilities as current as they are expected to be paid in the next 12 months.

Comparison of the Six Months Ended December 31, 2013 and December 31, 2012

Operating expenses for the six months ended December 31, 2013 were $241,102, a decrease of $100,800 or 29% from $341,209 for the six months ended December 31, 2012. The primary reason for this decrease was a decrease in business development advisory expenses. During the six months ended December 31, 2012, we were developing our strategy and incurred significant costs to determine how to develop our company. These costs were not required for the six months ended December 31, 2013.

Liquidity and Capital Resources

Sources of Liquidity

We obtained funding from various unrelated third-party investors. The investors have the right to participate in future monetary amounts related to net recoveries as defined in our business overview.  The investors have the option to convert their participation rights contingent upon MVP obtaining subsequent funding of at least $2,250,000.  The contingent conversion option allows the investors to convert $100 of their initial participation right into $120 of the subsequent funding in the pursuit of monetizing patents.  The participation rights accrue interest at eight percent per annum and cease upon conversion. In the event that no conversion occurs, the investors have the right to receive their original participation investment and accrued interest, plus two times their original participation investment.  We have no obligation to make any payments to the investors unless net recoveries are obtained.  As of December 31, 2013 and 2012, $170,000 and $25,000 is included in participation rights on the consolidated balance sheet, respectively.  The contingent conversion option will be recorded at the date we can estimate the proceeds from the net recoveries.

MVP received $125,000 in cash related to a funding agreement from an unrelated third-party investor.  The investor has the obligation to fund an additional $375,000 upon MVP obtaining subsequent financing of $2,250,000.  Related to the funding agreement, the investor has the right to participate in the net recoveries pursuant to a predetermined schedule that escalates the payments based on increasing net recoveries.  As of December 31, 2013 and 2012, $125,000 is included in participation rights on the consolidated balance sheet.

We will amortize these participation rights under the units of revenue method at the time MVP can reasonably estimate the potential net recoveries as defined in our business overview. We have classified the participation rights as a long-term liability as net recoveries are not expected in the next twelve months.

Net Cash Used in Operating Activities

Net cash used in operations was $71,053 for the six months ended December 31, 2013. The net loss for the six months ended December 31, 2013 was higher than cash used in operating activities by $170,049. The primary reason for the difference was that most of the salary due to our managing member was accrued during the six months ended December 31, 2013.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $70,000 for the six months ended December 31, 2013. Net cash provided by financing activities consisted primarily of $50,000 obtained through a demand note bearing interest at 12%, payable to California Gold Corp. The remaining $20,000 was from an additional participation rights funding.

Funding Requirements

We expect to incur losses for the foreseeable future. We expect to incur increasing (i) patent prosecution legal team fees, (ii) legal and funding agreement fees, (iii) accounting fees and other additional costs related to being a public company (iv) and salary expenses. Our future capital requirements will depend on a number of factors including the timing of when we can monetize our patents and the availability of financing.

Off-Balance Sheet Arrangements

As of December 31, 2013, we did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Our significant accounting policies are more fully described in Note 3 to the consolidated financial statements. The following accounting policies are critical to fully understanding our consolidated financial results.

Intangible Assets

We have several patent portfolios.  As of December 31, 2013 and 2012, no value has been assigned to the patents. The main patents in the portfolio were created by the managing member of MVPAT. The remaining  patents  in  the  portfolio  were  transferred  without  recourse  to  such managing member.  On July 25, 2011 the managing member assigned the patents to MVPAT for consideration of $1 without recourse. In accordance with authoritative guidance, the patents were recorded at historical cost, which was deemed to be zero at the time of transfer.

Contingent Liabilities

Liabilities for loss contingencies arising from assessments, estimates or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

We retain the services of law firms that specialize in intellectual property licensing, enforcement and patent law. We also retain business advisory firms that specialize in obtaining funding for potential patent infringement cases. The law and business advisory firms are retained on an hourly fee, contingent fee or blended fee basis. In a contingency fee arrangement, the firms are paid a scaled percentage of any negotiated fees, settlements or judgments awarded, based on how and when the fees, settlements or judgments are obtained. As of December 31, 2013 and 2012, we did not recognize any contingent expenses related to any potential litigation.

A portion of these fees are contingent on our receipt of subsequent funding. We had $441,527 and $212,500 in contingent liabilities, as of December 31, 2013 and 2012, respectively, based on the subsequent funding contingency because the event was considered probable, and the amount could be reasonably estimated.  We have classified these liabilities as current as they are expected to be paid in the next 12 months.

Market For Registrant’s Common Equity, Related Stockholder Matters And Issuer Purchases Of Equity Securities

Since August 2009, when we changed our name to California Gold Corp., our trading symbol changed to “CLGL.”  We expect that our ticker symbol will change again, once our proposed name change to MV Portfolios, Inc. is approved by FINRA.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarters indicated as reported on the OTC Markets, Inc. QB Tier. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  Historically, our common stock has been thinly traded and, thus, current pricing of our common stock on the OTC Markets, Inc. QB Tier may not necessarily represent its fair market value.

Period	High	Low

Fiscal Year Ending January 31, 2013
First Quarter	$.12	$.02
Second Quarter	.033	.011
Third Quarter	.05	.009
Fourth Quarter	.017	.0014

Fiscal Year Ending January 31, 2014
First Quarter	$.011	$.005
Second Quarter	.01	.005
Third Quarter	.0068	.003
Fourth Quarter	.025	.0035

Holders

On March 11, 2014, we had 131,101,260 shares of our common stock issued and outstanding held by 49 shareholders of record, and 16,000,000 shares of our Series A Preferred Stock held by 3 shareholders.

Dividends

We have never declared any cash dividends with respect to our common stock.  Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors.  Other than provisions of the Nevada Revised Statutes requiring post-dividend solvency according to certain measures, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.  Nonetheless, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Securities Authorized For Issuance Under Equity Compensation Plans

In June 2007, we adopted our 2007 Stock Option Plan (the “2007 Plan”).   Because the 2007 Plan had already been in existence for seven years, effective as of February 7, 2014 our Board of Directors terminated the 2007 Plan and adopted a new plan, the 2014 Equity Incentive Plan, with 6,150,564 post-Reverse Split shares of our common stock available for grant under the 2014 Plan.  Our Board of Directors has recommended that the holders of shares of our outstanding common stock approve the 2014 Plan pursuant to Proposal No. 2 below.  We do not have any other equity compensation plans.

The following table provides information as of March __, 2014, with respect to the shares of common stock that may be issued under our 2014 Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options,warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(1)	(c) (1)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders (2)	5,920,452	$0.50	230,112
Total	5,920,452	$0.50	230,112

(1)  Post Reverse Split.
(2)  2014 Equity Incentive Plan, recommended by our Board of Directors to be approved by our stockholders.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board of Directors and a majority of the persons entitled to vote.  These questions do not, and are not intended to, address all the questions that may be important to you.  You should carefully read the entire Consent Solicitation Statement, as well as its exhibits, annexes and the documents incorporated by reference in this Consent Solicitation Statement.

Q:           WHO IS ENTITLED TO CONSENT TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:           All stockholders of record of our common stock as of the close of business on January 16, 2014.  As of January 16, 2014, there were 125,101,260 shares of our common stock outstanding.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these consent solicitation materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee to consent or to withhold consent to the proposals set forth herein.  Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consent or to withhold consent to the proposals set forth herein.

Q:           WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSALS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?

A:           No. We will not hold a meeting of stockholders. We are incorporated in the State of Nevada.  Section 78.320 of the Nevada Revised Statutes permits our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the actions so taken, represent at least a majority of the outstanding voting power.

Q:           WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS AS TO THE FOUR PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:           Our Board of Directors recommends that stockholders CONSENT TO each of the four proposals set forth in this Consent Solicitation Statement.

Q:           WHAT IS THE REQUIRED VOTE TO APPROVE EACH OF THE FOUR PROPOSALS?

A.           Because we are seeking stockholder approval by soliciting written consents, each proposal must receive a number of consents representing at least a majority of the outstanding shares of our common stock entitled to submit consents to be approved.

Q:           WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENT?

A:           After carefully reading and considering the information contained in this Consent Solicitation Statement, you may consent to the proposals set forth herein by signing and dating the enclosed written consent and returning it in the enclosed envelope as soon as possible.

Q:           WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A “STREET NAME” HOLDER?

A:           If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust, then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot send their written consents directly and must instead instruct the broker, bank, or other nominee on how to send their written consents.

Q:           WHAT IF I DO NOT RETURN THE WRITTEN CONSENT?

A:           Because each proposal requires the written consents of the holders of a majority of the outstanding shares of our common stock, your failure to respond will have the same effect as a withheld consent.

Q:           CAN I VOTE AGAINST THE PROPOSALS?

A:           We are not holding a meeting of our stockholders, so there will be no “yea” or “nay” vote, as such.  However, because each proposal requires the affirmative consent of the holders of a majority of our outstanding common stock, simply not delivering an executed written consent in favor of our proposals will have the same practical effect as a vote against the proposals would have if they were being considered at a meeting of stockholders.

Q:           CAN I REVOKE MY CONSENT AFTER I HAVE DELIVERED IT?

A:           You may revoke your written consent at any time prior to the time that we receive a sufficient number of written consents to approve the proposals set forth herein.  A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective.  The revocation should be sent to us at California Gold Corp., 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256, Attn: Chief Executive Officer.

Q:           BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?

A:           We are requesting you to send us your written consents by _________ __, 2014.

Q:           WHAT IS THE PURPOSE OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT?

A:           Generally, the effect of a reverse stock split is to increase the market price per share by reducing the number of outstanding shares.  Our Board of Directors believes that having fewer outstanding shares may encourage investor interest and improve the marketability and liquidity of our common stock.

Q:           HOW WILL THE REVERSE SPLIT AFFECT OUR 2007 STOCK OPTION PLAN?

A:           As a result of the Reverse Split, the number of shares of our common stock that would have been available for grant pursuant to awards under the Company’s 2007 Plan would have been reduced by a factor of 100.  Since the 16,000,000 shares that were eligible for grant pursuant to awards under the 2007 Plan would have been reduced to 160,000 shares as a result of the Reverse Split and because the 2007 Plan was already in existence for seven years, our Board of Directors determined to terminate the 2007 Plan and to adopt a new plan, the 2014 Equity Incentive Plan (the “2014 Plan”), with 6,150,564 shares of our common stock, on a post-Reverse Split basis, available for grant under the 2014 Plan.

Q:           WHAT IS THE PURPOSE OF THE 2014 PLAN?

A:           We adopted the 2014 Plan for several purposes, including: (i) to attract and retain qualified directors, officers  and  employees; (ii) to compensate  consultants  for  services  rendered  to  us which we could not  otherwise afford to obtain; and (iii) to provide incentives for the generation of stockholder value.  We believe that, without the 2014 Plan, there would not have been a sufficient number of shares eligible for grant pursuant to the 2007 Plan as a result of the Reverse Split.  We believe that it will be in the best interests of the Company to maintain the number of shares eligible for grant under the 2014 Plan following the Reverse Split at 6,150,564 shares.

Q:           WHAT IS THE PURPOSE OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED CAPITAL STOCK?

A:           The purpose of the Authorized Capital Increase is to increase our authorized blank check preferred stock to 50,000,000 shares from 22,000,000 shares.  This will enable us (i) to meet our contractual commitments to those persons who purchased the 2013 Notes, which notes will automatically convert into shares of Series B Preferred Stock once we file the Certificate of Series B Designation; (ii) to meet a settlement agreement commitment to one of our service providers pursuant to which we agreed to issue to the provider a certain number of shares of the Series B Preferred Stock; (iii) to meet our contractual commitments to those persons who purchased our 2014 Notes, which notes will automatically convert into shares of Series C Preferred Stock once we file the Certificate of Series C Designation; and (iv) to meet our contractual commitments to those persons who purchased our Series D Preferred Stock once we file the Certificate of Series D Designation.

Q:           WHAT IS THE PURPOSE OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR COMPANY NAME?

A:           Our Board of Directors has determined that the change of our name to “MV Portfolios, Inc.” is in the best interests of our stockholders and will more accurately reflect, and assist us to engage in, our new business strategy of patent licensing and the assertion of rights under patents against parties believed to be selling goods or services that rely upon our patented technology.

Q:           WHEN WILL THE REVERSE SPLIT, PLAN AMENDMENT, AUTHORIZED CAPITAL INCREASE AND NAME CHANGE TAKE EFFECT?

A:           We intend to file the Articles Amendments and consummate the Reverse Split and Name Change, as soon as practicable after (i) receiving the required stockholder consents, and (ii) receiving approval of the Reverse Split and Name Change from FINRA.  The 2014 Plan has already been adopted by our Board of Directors.  While we anticipate taking these actions on or about March __, 2014, the timing will depend on the speed with which we receive the required stockholder consents and FINRA approval.

Q:           CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:           No.  Under the NRS, you are not entitled to appraisal and purchase of your stock as a result of the Articles Amendments.

Q:           WHO WILL PAY THE COSTS OF THE ARTICLES AMENDMENTS?

A:           We will pay all of the costs of the Articles Amendments, including distributing this Consent Solicitation Statement.  We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock.  We are not soliciting any proxies and will not contract for other services in connection with the shareholder action approving the Articles Amendment.

PROPOSAL NO. 1:

AMENDMENT OF ARTICLES OF INCORPORATION

Our Board of Directors has approved an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock prior to April 30, 2014 with a reverse split ratio of one-for-one hundred (1:100), and has directed that such amendment be presented to our stockholders for their approval by written consent in lieu of a special meeting.

Pursuant to the Reverse Split, each one hundred (100) shares of our common stock registered in the name of a stockholder at the effective time of the Reverse Split will be converted into one (1) share of our common stock.  As permitted under Nevada law, shares of common stock that would be converted into less than one share in the Reverse Split will instead, at the Company’s election, either be converted into the right to receive a cash payment or be rounded up to the next whole number as described below.

Our Board of Directors has the discretion to determine the ratio of the Reverse Split and if and when to effect the Reverse Split and may abandon the Reverse Split even if approved by our stockholders.  We expect to consummate the Reverse Split as soon as practicable after (i) receiving the required stockholder consents, and (ii) receiving approval of the Reverse Split from FINRA.

The Reverse Split will only become effective upon filing a Certificate of Amendment to our Articles of Incorporation.  The form of the proposed Certificate of Amendment to effect the Reverse Split is included as Exhibit A to this Consent Solicitation Statement.  The following discussion is qualified in its entirety by the full text of the Certificate of Amendment.

Purposes of the Reverse Stock Split

Generally, the effect of a reverse stock split is to increase the market price per share by reducing the number of outstanding shares.  A reverse stock split typically does not increase the aggregate market value of all outstanding shares.  Our Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our common stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Our Board of Directors believes that the anticipated higher market price resulting from a Reverse Split may reduce, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage firms described above.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Our Board of Directors also believes that the Reverse Split will afford the Company additional flexibility in consummating potential future financing and/or strategic transactions without the need for further shareholder approval.  One consequence of the Reverse Split will be an increase in the ratio of the number of shares of our common stock that are authorized but unissued to the number of shares that are issued and outstanding.  This will enable our Board of Directors to issue a greater multiple of our currently outstanding common stock without seeking stockholder approval to increase the total number of authorized shares.

Potential Risks of the Reverse Stock Split

Following the Reverse Split, there can be no assurance that the bid price of our common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Split.  In other words, there can be no assurance that the post-split market price of our common stock would be one thousand times the pre-split market price.  Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split.

Additionally, the liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by any increased investor interest in our common stock resulting from a higher per share price.

Principal Effects of a Reverse Stock Split

Common Stock

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  We do not expect the Reverse Split to affect the registration of our common stock under the Exchange Act.  Our common stock is currently quoted on the OTC markets, Inc. QB Tier, and the Reverse Split will not be implemented until we receive the requisite approval from FINRA.

After the effective date of the Reverse Split, each stockholder will own fewer shares of our common stock. However, the Reverse Split will generally affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Split results in any of our stockholders receiving cash (or whole shares) in lieu of fractional shares as described below.  Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Split other than as a result of the payment of cash (or rounding up) in lieu of issuing fractional shares.  Further, the number of stockholders of record will not be affected by a Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split, as discussed below.

The Reverse Split may result in some stockholders owning “odd-lots” of fewer than 100 shares of our common stock.  Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares. The Reverse Split would not change the number of authorized shares of our common stock as designated by our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase.

These additional shares of common stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our common stock for such purposes.

These proposals have been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of our common stock that would become available for issuance following the Reverse Split could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  For example, without further stockholder approval, our Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Our Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control, and the proposal was not adopted to thwart any such efforts.

The following table depicts the prospective effects of the Reverse Split, reflecting the Reverse Split ratio of 1:100 determined by our Board of Directors, on the number of shares of our common stock outstanding, the number of shares of our common stock reserved for future issuance and the number of authorized but unissued and unreserved shares of our common stock that would be available for issuance after the Reverse Split. As discussed above, the number of shares of our common stock authorized for issuance under our Articles of Incorporation, 300,000,000 shares, would remain unaffected by the Reverse Split.

	Common Stock Outstanding (1)	Shares Reserved for Issuance	Shares Available for Issuance (2)
Prior to the Reverse Split	131,101,260	57,671,194 (3)	111,227,546
Pro-forma One-for-One Hundred (1:100) Reverse Split	1,311,013	29,577,684 (4)	269,111,303

(1)	Does not give effect to any changes resulting from the payment of cash or rounding up to the nearest whole share in lieu of issuing fractional shares pursuant to the Reverse Split.

(2)
Represents the total number of shares of authorized Common Stock that will be neither outstanding nor reserved for issuance, but without giving effect to any changes resulting from the payment of cash in lieu of fractional shares.

(3)
Consists of, on a pre-Reverse Split basis, the total number of shares of common stock reserved for issuance pursuant to outstanding warrants exercisable for 41,671,194 shares and 16,000,000 shares of our Series A Preferred Stock exercisable for 16,000,000 shares.

(4)
Consists of, on a post-Reverse Split basis, 9,385,000 shares issuable in connection with the MVP Acquisition, 416,712 shares issuable upon the exercise of outstanding warrants, 4,000,000 shares issuable upon the exchange of the 2013 Warrants, 160,000 shares issuable upon conversion of the Series A Preferred Stock, 3,250,000 shares issuable upon conversion of the Series B Preferred Stock, the 79,530 Series B Settlement Shares, 5,884,990 shares issuable upon conversion of the Series C Preferred Stock, 461,000 shares issuable upon exercise of the Broker Warrants and 20,000 shares issuable upon conversion of the Series D Preferred Stock.

Taking into account the number of shares of our common stock to be outstanding as a result of the Reverse Split, together with the 9,385,000 shares of our common stock to be issued in connection with the MVP Acquisition and the 4,000,000 shares of our common stock to be issued in connection with the exchange of the 2013 Warrants, each following effectiveness of the Reverse Split, as well as the shares of our common stock that may be issued upon exercise of the Broker Warrants and conversion of the various series of our preferred stock, we believe that the Reverse Split will is not likely to, and we confirm that it is not intended to, result in a going private transaction.

The Reverse Split along with a conversion in full of the outstanding Series A Preferred Stock and the to be issued Series B Preferred Stock, Series C Preferred Stock and Series D  Preferred Stock, and the exchange of the 2013 Warrants, will not result in a change of control of the Company. As discussed in more detailed in our Form 8-K filed with the SEC on February 10, 2014, the MVP Acquisition, however, has resulted in a change of control.

Options

We currently have no outstanding options to purchase shares of our common stock under our 2007 Plan and our Board of Directors determined to terminate the 2007 Plan effective as of February 7, 2014.

Our Board of Directors adopted our 2014 Plan on February 7, 2014.  The 2014 Plan provides for the issuance of incentive awards of up to 6,150,564 post-Reverse Split shares of our common stock to officers, key employees, consultants and directors.  On February 7, 2014, in connection with the MVP Acquisition, our Board of Directors approved the grant of options under the 2014 Plan for an aggregate of 5,920,452 post-Reverse Split shares of our common stock, as follows: Mr. William Meadow, our Chief Executive Officer as of February 7, 2014, was granted options to purchase 2,460,226 post-Reverse Split shares of our common stock,  Mr. Shea Ralph, our Chief Financial Officer as of February 7, 2014, was granted options to purchase 1,230,113 post-Reverse Split shares of our common stock and  Mr. David Rector, our Chief Operating Officer as of February 7, 2014, was granted options to purchase 1,000,000 post-Reverse Split shares of our common stock.  Additionally, we have agreed to issue options for an additional 1,230,113 post-Reverse Split shares of our common stock to Messrs. Meadow and Ralph, which vest upon the meeting of certain revenue targets.

Warrants

We currently have outstanding warrants to purchase an aggregate of 41,671,194 shares of our common stock.  Immediately following the Reverse Split, such warrants, subject to possible anti-dilution adjustment to take into account the conversion pricing of the 2013 Notes, will be exercisable to purchase an aggregate of approximately 416,712 shares of our common stock, based on the Reverse Split ratio of 1:100.

In connection with the 2013 Notes Offering we issued the 2013 Warrants which were exercisable for an aggregate of 3,250,000 post-Reverse Split shares of our common stock.  Pursuant to the terms of the Warrant Exchange Agreement with each of the holders of the 2013 Warrants, following effectiveness of the Reverse Split, we will exchange the 2013 Warrants for an aggregate of 4,000,000 shares of our post-Reverse Split common stock.

In connection with the 2014 Notes Offering, we will issue Broker Warrants exercisable for 461,000 post-Reverse Split shares of our common stock.

Convertible Preferred Stock

We currently have outstanding 16,000,000 shares of preferred stock designated Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”).  Immediately following the Reverse Split, such shares of Series A Preferred Stock will be exercisable to purchase an aggregate of from 220,000 shares of our common stock, based on the Reverse Split ratio of 1:100.

Upon effectiveness of the Reverse Split and the filing of the Articles Amendments and the Certificate of Series B Designation, (i) our 2013 Notes will automatically convert into 3,250,000 shares of Series B Preferred Stock, which shares will be optionally convertible into 3,250,000 shares of our common stock, and (ii) the 79,530 Series B Settlement Shares will be issued and optionally convertible into 79,530 shares of our common stock.  Upon our filing of the Certificate of Series C Designation, the 2014 Notes will automatically convert into 5,884,990 shares Series C Preferred Stock, which shares will be optionally convertible into 5,884,990 shares of our common stock; and following our filing of the Certificate of Series D Designation, 20,000 shares of our Series D Preferred Stock will be issued, which shares will be convertible under certain circumstances into 20,000 shares of our common stock.

Fractional Shares

No fractional shares of our common stock will be issued as a result of the Reverse Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by one thousand, upon surrender to the exchange agent of the certificates representing such fractional shares, shall be entitled to receive cash in an amount equal to the fair market value of any such fractional shares (or, at our discretion, be rounded up to a whole share) as described below.

In lieu of issuing fractional shares, we may either: (i) directly pay each stockholder who would otherwise be entitled to receive a fractional share an amount in cash equal to the closing stock price of our common stock, as quoted on the OTC Markets, Inc. QB Tier the day after the Reverse Split becomes effective, multiplied by the fractional share amount; (ii) make arrangements with our transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the Reverse Split and sell these whole shares as soon as possible after the effective date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder its ratable portion of the sale proceeds; or (iii) elect to round fractions up to the nearest whole share.

Implementation and Exchange of Stock Certificates

Once we receive the requisite stockholder approval for the Reverse Split, our Board of Directors will determine the exact ration for the Reverse Split.  Following approval of the Reverse Split by FINRA, we intend to file an amendment to our Articles of Incorporation with the Nevada Secretary of State, and the Reverse Split will become effective at the time specified in such Certificate of Amendment, which we refer to as the effective date.

As of the effective date of the Reverse Split, each certificate representing shares of our common stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange.  All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

Our transfer agent, Continental Stock Transfer & Trust Company, is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, stockholders and holders of securities exercisable for our common stock would be notified of the effectiveness of the Reverse Split.  Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Split.  Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares.  No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares resulting from the Reverse Split.  Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

No Dissenters' Rights

In connection with the approval of the Reverse Split, you and our other stockholders will not have a right to dissent and obtain payment for their shares under the NRS or our Articles of Incorporation or By-laws.

Tax Consequences

The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders at the effective time of the Reverse Split.  This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock.  Furthermore, no foreign, state or local tax considerations are addressed herein.  For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss should be recognized by a stockholder upon his or her exchange of pre- Reverse Split shares for post- Reverse Split shares. The aggregate tax basis of the post- Reverse Split shares received in the Reverse Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre- Reverse Split shares exchanged therefor.  The stockholder’s holding period for the post- Reverse Split shares will include the period during which the stockholder held the pre- Reverse Split shares surrendered in the Reverse Split.

A stockholder who receives cash in lieu of a fractional share that would otherwise be issued in the Reverse Split will be deemed for federal income tax purposes to have first received the fractional share, with a basis and holding period determined in accordance with the foregoing paragraph. The stockholder will then be deemed to have sold that fractional share back to us for the cash actually received.  The receipt of cash in the deemed sale of a fractional share will result in a taxable gain or loss equal to the difference between the amount of cash received and the holder’s adjusted federal income tax basis in the fractional share.  Gain or loss will generally be a capital gain or loss.  Capital gain of a noncorporate United States holder is generally taxed at a lower rate than other income where the property has a holding period of more than one year.  Deduction of capital losses are subject to limitation.

We should not recognize any gain or loss as a result of the Reverse Split.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT TO Proposal 1, the amendment to our Articles of Incorporation to effect a reverse stock split of our common stock with a reverse split ratio of one-for-one hundred (1:100), prior to April 30, 2014.

PROPOSAL NO. 2:

ADOPTION OF THE 2014 EQUITY INCENTIVE PLAN

Our Board of Directors adopted our 2007 Plan on or about June 15, 2007.  The total number of shares of common stock reserved for issuance under the 2007 was set at 16,000,000.  Because following the proposed Reverse Split, the number of shares of common stock reserved under the 2007 Plan would have been reduced to 160,000 shares and because the 2007 Plan had already been in existence for seven years, effective as of February 7, 2014, our Board of Directors terminated the 2007 Plan and adopted a new plan, the 2014 Equity Incentive Plan, with 6,150,564 post-Reverse Split shares of our common stock available for grant under the 2014 Plan.

Description of the 2014 Plan

Administration

The 2014 Plan is currently administered by our Board of Directors.  It is expected that the Compensation Committee of our Board of Directors, once established, will administer the 2014 Plan.  Subject to the terms of the 2014 Plan, the Compensation Committee would have complete authority and discretion to determine the terms of awards under the 2014 Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2014 Plan.

Grants

The 2014 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

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Options granted under the 2014 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant.

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Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

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The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

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The 2014 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our common stock to be awarded and the terms applicable to each award, including performance restrictions.

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Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

The exercise price for Incentive Stock Options granted under the 2014 Plan may not be less than the fair market value of our common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of our common stock on the date the option is granted.  The exercise price for Non-statutory Stock Options is determined by the administrator of the 2014 Plan.  Incentive Stock Options granted under the 2014 Plan have a maximum term of ten years, unless issued to an employee who is also a 10% stockholder, in which case the maximum term is five years.  The term of Non-statutory Stock Options is determined by the administrator of the 2014 Plan at the time of grant and may not exceed ten years.  Options granted under the Plan are not transferable, except by will and the laws of descent and distribution.

Duration, Amendment and Termination

The Board of Directors of the Company has the power to amend, suspend or terminate the 2014 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2014 Plan would terminate ten years after its adoption.

Description of the 2014 Plan Adoption

On February 7, 2014, Our Board of Directors approved the adoption of our 2014 Plan with 6,150,564 post-Reverse Split shares of our common stock available for grant under the 2014 Plan.  The Board of Directors has directed that the 2014 Plan be presented to our stockholders for their approval by written consent in lieu of a special meeting.

Our Board of Directors believes that providing directors, officers and employees with equity incentives such as stock options will contribute substantially to our future success by further aligning the interests of such key persons with those of our stockholders.  Additionally, our overall compensation philosophy places significant emphasis on equity compensation to reward, incentivize and retain management and key employees while conserving cash.  In addition, the 2014 Plan enables us to compensate consultants for services rendered to us which we could not otherwise afford to obtain.

Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us during the last three fiscal years ended January 31, 2013, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended January 31, 2013; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended January 31, 2013; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended January 31, 2013, that received annual compensation during the fiscal year ended January 31, 2013, in excess of $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James D. Davidson, III (1),	2013	24,000	-	-	-	-	-	-	24,000
Chief Executive Officer	2012	36,000	-	-	89,997	-	-	-	125,997
	2011	-	-	-	-	-	-	-	-
George Duggan (2),	2013	30,000	-	-	-	-	-	-	30,000
Chief Operating Officer	2012	30,000	-	-	89,997	-	-	-	119,997
	2011	2,500	-	-	-	-	-	-	2,500

(1)
Mr. Davidson served as our Chief Executive Officer, Chief Financial Officer and director on an independent contractor basis until his resignation from these positions on February 7, 2014.  Although Mr. Davidson did not have an employment agreement with us, from February 1, 2011 to May 31, 2011, we paid Mr. Davidson a monthly fee of $5,000 and from June 1, 2011, we began paying Mr. Davidson a reduced fee of $2,000 per month for his services to us as our Chief Executive Officer pursuant to a consulting agreement with him. We terminated this consulting agreement with Mr. Davidson effective October 9, 2013 and settled all outstanding amounts owed to Mr. Davidson under the consulting agreement by issuing to him 3,600,000 pre-Reverse Split restricted shares of our common stock.  Mr. Davidson agreed to surrender for cancellation a grant of options to purchase 1,000,000 shares of our common stock under the 2007 Plan, with an exercise price of $0.09 per share and a term of 10 years.  This option is no longer outstanding.

(2) Mr. Duggan served as our Chief Operating Officer until his resignation on December 16, 2013. Mr. Duggan did not have an employment agreement with us, although beginning January 17, 2011, we started paying Mr. Duggan a fee of $2,500 per month for his services to us as our Chief Operating Officer pursuant to a consulting agreement. We terminated this consulting agreement with Mr. Duggan effective October 9, 2013 and settled all outstanding amounts owed to Mr. Davidson under the consulting agreement by issuing to him 4,500,000 pre-Reverse Split restricted shares of our common stock.  Mr. Duggan agreed to surrender for cancellation a grant of options to purchase 1,000,000 shares of our common stock under the 2007 Plan, with an exercise price of $0.09 per share and a term of 10 years.  This option is no longer outstanding.

Changes to the Board of Directors and Executive Officers.

On February 7, 2014, effective upon the closing of the MVP Acquisition under the Securities Exchange Agreement, James Davidson resigned as our Chief Executive Officer and director and Michael Baybak resigned as our Interim Treasurer and Secretary and as a director.  Pursuant to the terms of the Securities Exchange Agreement, William Meadow was appointed as our Chief Executive Officer and Chairman, Shea Ralph was appointed as our Chief Financial Officer, Treasurer, Secretary and director and David Rector was appointed as our Chief Operating Officer and remains a director.

Employment Agreements or Arrangements with Executive Officers

On February 7, 2014, we entered into an employment agreement with William Meadow (the “Meadow Employment Agreement”), whereby Mr. Meadow agreed to serve as our Chief Executive Officer for a period of three (3) years, subject to renewal, in consideration for an annual salary of $250,000. Additionally, under the terms of the Meadow Employment Agreement, Mr. Meadow shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.  In the event Mr. Meadow’s employment is terminated without Cause or by Mr. Meadow without Good Reason following a Change in Control (as such terms are defined in the Meadow Employment Agreement), Mr. Meadow shall be entitled to a lump sum payment equal to Mr. Meadow’s salary for the prior 15 months in consideration for which Mr. Meadow shall devote 400 hours of time per year for three years to support the enforcement of the Video DriveBy and on-line mapping intellectual property assets (as described further below).  Additionally, pursuant to the terms of the Meadow Employment Agreement, the Company has agreed to reimburse Mr. Meadow’s costs relating to maintaining his term life insurance policy up to a maximum of $250 per month.

In connection with his employment with the Company, the Company granted Mr. Meadow a five -year non-qualified stock option under the 2014 Plan to purchase, on a post-Reverse Split basis, up to 2,460,226 shares of the Company’s common stock at an exercise price of $0.50 per share (the “Meadow Options”), which option shall vest in twelve (12) equal quarterly installments, beginning on the three (3) month anniversary of the date of issuance and every three (3) months thereafter, provided Mr. Meadow remains continuously engaged as a director or officer of the Company through the applicable vesting date.   In the event that Mr. Meadow is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Meadow Options shall immediately vest in full. The foregoing is a summary description of Mr. Meadow’s Employment Agreement and does not purport to be complete and is qualified in its entirety by reference to the Meadow Employment Agreement, which is filed as an Exhibit hereto and incorporated by reference herein.

On February 7, 2014, we entered into an employment agreement with Shea Ralph (the “Ralph Employment Agreement”), whereby Mr. Ralph agreed to serve as our Executive Vice President for a period of three (3) years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the Ralph Employment Agreement, Mr. Ralph shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.  In the event Mr. Ralph’s employment is terminated without Cause or by Mr. Ralph without Good Reason following a Change in Control (as such terms are defined in the Ralph Employment Agreement), Mr. Ralph shall be entitled to a lump sum payment equal to Mr. Ralph’s salary for the prior nine (9) months.

In connection with his employment with the Company, the Company granted Mr. Ralph a five-year non-qualified stock option under the 2014 Plan to purchase, on a post-Reverse Split basis,  up to 1,230,113 shares of the Companys common stock at an exercise price of $0.50 per share (the Ralph Options), which option shall vest in twelve (12) equal quarterly installments, beginning on the three (3) month anniversary of the date of issuance and every three (3) months thereafter, provided Mr. Ralph remains continuously engaged as a director or officer of the Company through the applicable vesting date.   In the event that Mr. Ralph is removed as a director, officer or employee by the Company at any time other than for Cause or resigns as a director, officer or employee for Good Reason the Ralph Options shall immediately vest in full. The foregoing is a summary description of Mr. Ralphs Employment Agreement and does not purport to be complete and is qualified i n its entirety by reference to the Ralph Employment Agreement, which is filed as an Exhibit hereto and incorporated by reference herein.

Additionally, promptly following the closing of the Securities Exchange, the Company will issue to Meadow and Ralph five-year options to purchase an additional five percent (5%) of the outstanding Parent common stock on a fully-diluted, post-Reverse Split basis as of the Closing, pro rata to the option grants issued at Closing, exercisable at the Private Placement price, i.e., $0.50 per share.  These options shall vest and not be subject to forfeiture only upon the Company’s achieving revenues of $20 million.

On February 7, 2014, David Rector, then a director of the Company, was appointed as the Company’s Chief Operating Officer. On February 7, 2014, we entered into an consulting agreement with Mr. Rector (the “Rector Consulting Agreement”), whereby Mr. Rector agreed to serve as our Chief Operating Officer for a period of one (1) year, subject to renewal, in consideration for an annual fee of $120,000.

In connection with his engagement with the Company, the Company granted Mr. Rector a five-year non-qualified stock option under the 2014 Plan to purchase, on a post-Reverse Split basis,  up to 1,000,000 shares of the Companys common stock at an exercise price of $0.50 per share (the Rector Options), which option shall vest in twelve (12) equal monthly installments, beginning on the one (1) month anniversary of the date of issuance, provided Mr. Rector remains continuously engaged as a director or officer of the Company through the applicable vesting date.   In the event that Mr. Rector is removed as a director, officer or employee by the Company at any time other than for Cause or resigns as a director, officer or employee for Good Reason the Rector Options shall immediately vest in full. The foregoing is a summary description of the. Rector Consulting Agreement and does not purport to be complete and is qualified i n its entirety by reference to the Rector Consulting Agreement, which is filed as an Exhibit hereto and incorporated by reference herein.
Compensation of Directors

Our directors do not receive any cash compensation for serving as such, for serving on committees (if any) of the Board of Directors or for special assignments. As of the date hereof, there were no other arrangements between us and our director that resulted in our making payments to them for any services provided to us by them as directors.

No Dissenters' Rights

Under the NRS, our Articles of Incorporation and our By-laws, holders of our voting securities are not entitled to dissenters' rights in connection with the approval of the Authorized Capital Increase.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT TO Proposal 2, the adoption of our 2014 Equity Incentive Plan.

PROPOSAL NO. 3:

INCREASE IN AUTHORIZED PREFERRED STOCK

General

Our Articles of Incorporation authorize us to issue 300,000,000 shares of common stock, par value $0.001 per share, and 22,000,000 shares of blank check preferred stock, par value $0.001 per share. Our Board of Directors has approved an amendment to the Articles of Incorporation to increase our authorized blank check preferred stock from 22,000,000 shares to 50,000,000 shares, par value $0.001 per share (the “Preferred Share Increase”). We are not increasing our authorized common stock which will remain unchanged at 300,000,000 shares. As of  March __, 2014, there are 131,101,260 shares of common stock outstanding and 16,000,000 shares of our Series A designated preferred stock outstanding.

Of the 28,000,000 shares of preferred stock included in the Preferred Share Increase, 3,329,530 of those shares will be designated as Series B Convertible Preferred Stock, 5,884,990 of those shares will be designated as Series C Convertible Preferred Stock, and 20,000 of those shares will be designated as Series D Convertible Preferred Stock

Except with respect to our obligation to issue shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as discussed below, the Preferred Share Increase will not have any immediate effect on the rights of our existing stockholders. However, our Board of Directors will have the authority to issue authorized shares of preferred stock at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without requiring future stockholder approval of such issuances, except as may be required by applicable law or applicable stock exchange regulations. Please see below for a more detailed discussion of the effects of the Preferred Share Increase.

Obligation to Issue Shares of Series B Preferred Stock

On November 15, 2013, we closed the 2013 Notes Offering pursuant to which we sold to various accredited investors (the “2013 Investors”) the 2013 Notes and the 2013 Warrants.  The 2013 Notes bear interest at a 10% annual interest rate and mature two (2) years from the date of issuance.

The 2013 Notes contain a mandatory conversion provision providing that upon our filing of our Certificate of Series B Designation with the Secretary of State of the State of Nevada, a copy of which is attached hereto as Exhibit C, all of the outstanding principal amount of, and accrued but unpaid interest on, the 2014 Notes will automatically, without the necessity of any action by the Investors or us, convert into shares of our to-be-authorized Series B Preferred Stock, at a conversion price of $0.001 per share (the “Conversion Price”).  The Conversion Price is subject to adjustment for the Reverse Split such that with the Reverse Split ratio set at one-for-one hundred (1:100), the Conversion Price, post-Reverse Split, will be $0.10 per share and the number of shares of Series B Preferred stock that will be issued upon conversion of the 2013 Notes will be 3,250,000.

Each share of Series B Preferred Stock will be convertible at any time into one share of our common stock at the Conversion Price as adjusted for the Reverse Split, subject to a 9.99% conversion blocker.  Each share of Series B Preferred Stock will participate in dividends and other distributions on an equivalent basis with our common stock.  Holders of Series B Preferred Stock shall vote together with the holders of common stock as a single class, and each holder of outstanding shares of Series B Preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on a particular matter.

As a condition to the 2013 Notes Offering, we undertook to take all steps necessary to effect the Reverse Split, the authorization of the Preferred Stock Increase and the designation of the Series B Preferred Stock.

Additionally, we have agreed to issue to Gottbetter & Partners, LLP that number of shares of our Series B Preferred Stock (the “Series B Settlement Shares”), convertible into shares of our common stock on a one for one basis, equivalent to, on a post-Reverse Split adjusted basis, 79,530 shares of our common stock in settlement of $79,529.54 in outstanding and past due fees due to Gottbetter & Partners for legal services rendered to us.

Following effectiveness of the Articles Amendments, we will have a sufficient number of authorized shares of blank check preferred stock to file the Series B Designation and convert the 2013 Notes into shares of Series B Preferred Stock and issue the Gottbetter Settlement Shares, and we will have a sufficient number of authorized post-Reverse Split shares of our common stock for reservation for issuance upon conversion of the Series B Preferred Stock and the Gottbetter Settlement Shares and exchange of the Warrants.

Obligation to Issue Shares of Series C Preferred Stock

On February 7, 2014, we closed the 2014 Notes Offering pursuant to which we sold to various accredited investors (the “2014 Investors”) the 2014 Notes.  The 2014 Notes bear interest at a 10% annual interest rate and mature three (3) months from the date of issuance, with a possible extension at the option of the Company for an additional three (3) months.

The 2014 Notes contain a mandatory conversion provision providing that upon our filing of our Certificate of Series C Designation with the Secretary of State of the State of Nevada, a copy of which is attached hereto as Exhibit D, all of the outstanding principal amount of, and accrued but unpaid interest on, the 2014 Notes will automatically, without the necessity of any action by the Investors or us, convert into shares of our to-be-authorized Series B Preferred Stock, at a conversion price of $0.005 per share (the “Conversion Price”).  The Conversion Price is subject to adjustment for the Reverse Split such that with the Reverse Split ratio set at one-for-one hundred (1:100), the Conversion Price, post-Reverse Split, will be $0.50 per share and the number of shares of Series C Preferred stock that will be issued upon conversion of the 2014Notes will be 5,884,990.

Each share of Series C Preferred Stock will be convertible at any time into one share of our common stock at the Conversion Price as adjusted for the Reverse Split, subject to a 9.99% conversion blocker.  Each share of Series C Preferred Stock will participate in dividends and other distributions on an equivalent basis with our common stock.  Holders of Series C Preferred Stock shall vote together with the holders of common stock as a single class, and each holder of outstanding shares of Series C Preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on a particular matter.

As a condition to the 2014 Notes Offering, we undertook to take all steps necessary to effect the Reverse Split, the authorization of the Preferred Stock Increase and the designation of the Series C Preferred Stock.

Except as will be required upon conversion of the 2013 Notes, issuance of the Series B Settlement Shares, conversion of the 2014 Notes and issuance of the Series D Preferred Stock shares, we have no other current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized preferred shares resulting from the Preferred Share Increase.

Obligation to Issue Shares of Series D Preferred Stock

Concurrently with the closing of the MVP Acquisition, we sold to each of David Rector and William Meadow, ten thousand (10,000) shares of our to-be-authorized and designated Series D Preferred Stock.  The Series D Preferred Stock will be issued only upon completion of the Reverse Split and the filing of the Articles Amendments and the Certificate of Series D Designation, a copy of which is attached hereto as Exhibit E, with the Secretary of State of the State of Nevada.

Description of Securities

Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share, and 22,000,000 shares of preferred stock, blank check, with a par value of $0.001 per share.  All of the 22,000,000 shares of preferred stock have been designated Series A Preferred Stock and have been issued.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Apart from preferences that may be applicable to any holders of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Options

Our Board of Directors adopted, and stockholders holding a majority of our outstanding common stock approved, our 2007 Plan in June 2007. On February 7, 2014, our Board of Directors adopted a resolution terminating the 2007 Plan and adopting the 2014 Plan effective as of that date.

If an incentive award granted under the 2014 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2014 Plan. As of the date hereof, we have granted options under the 2014 Plan exercisable for an aggregate of 5,920,452 post-Reverse Split shares of our common stock.

Warrants

The 2010/2011 Warrants

In July 2011, we completed a private placement begun in 2010 (the “2010/2011 Private Placement”). As a result of this 2010/2011 Private Placement, we had outstanding warrants to purchase 38,739,129 shares of our common that were structured to expire between June 21, 2012 and December 12, 2012. Each of these warrants was issued with an exercise price of $0.125 per whole share. As of February 1, 2012, we amended the terms of these warrants such that (i) their term was extended by six months and (ii) one half of them (19,369,565) retained the exercise price of $0.125 per share and one half (19,369,564) had an exercise price of $0.05 per share. As a result of the 2012 Unit Offering (defined below), those warrants exercisable at $0.125 per share were adjusted to reflect anti-dilution provisions and to yield 20,176,630 shares exercisable at $0.12 per share.  Taking into account this anti-dilution adjustment, we have warrants to purchase an aggregate of 39,546,194 shares of our common stock outstanding as a result of the 2010/2011 Private Placement.  We have reserved an equivalent number of shares of our common stock for issuance upon exercise of these warrants. Each of the warrants issued in the 2010/2011 Private Placement contains standard anti-dilution protection for stock splits, stock dividends and stock combinations, and provides for weighted average price protection.

A warrant holder who purchased units in the 2010/2011 Private Placement containing Series A Preferred Stock rather than common stock (22,000,000 units in the aggregate) does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.9% of the number of shares of our common stock outstanding immediately after giving effect to such exercise unless such holder gives written notice no less than 61 days in advance to us of such holder's intention to exceed such limitation.

The material terms and provisions of our warrants issued in the 2010/2011 Private Placement are summarized above. However, this summary of some provisions of the warrants is not complete. For the complete terms of the warrants, reference is made to the form of warrant filed as exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on December 30, 2010 and incorporated herein by reference.

The 2010/2011 Warrants – Further Revisions

On December 19, 2012, our Board of Directors resolved to further amend the provisions of the warrants issued in the 2010/2011 Private Placement such that, effective as of December 19, 2012, (i) the term of each of the warrants has been extended for an additional three years and (ii) the exercise price of the warrants shall be reduced to $0.03 per whole share through the third year, $0.04 per whole share through the fourth year and $0.05 per whole share through the fifth year.

The March 2012 Warrants

On March 16, 2012, we completed the closing of a private placement offering (the “2012 Unit Offering”) pursuant to which we sold 4,250,000 of the 2012 Units. As a result of this closing, we now have 2,125,000 of the March 2012 Warrants outstanding, which expire on March 15, 2014.  Each of the March 2012 Warrants was issued with an exercise price of $0.06 per whole share.  We have reserved an equivalent number of shares of our common stock for issuance upon exercise of the March 2012 Warrants. Each of the March 2012 Warrants contains standard anti-dilution protection for stock splits, stock dividends and stock combinations, and provides for weighted average price protection.

The material terms and provisions of the March 2012 Warrants are summarized above. However, this summary of some provisions of the March 2012 Warrants is not complete. For the complete terms of the March 2012 Warrants, reference is made to the form of March 2012 Warrants filed as exhibit 4.8 to our Registration Statement on Form S-1, Amendment No. 5, filed with the SEC on March 7, 2013 and incorporated herein by reference.

The 2013 Notes Offering Warrants

The 2013 Warrants entitled the 2013 Investors to purchase one thousand (1,000) shares of our common stock for each $1.00 principal amount of the 2013 Notes purchased, at an exercise price (the “Exercise Price”) of $0.001 per share.  The Exercise Price and the number of shares of our common stock issuable upon exercise of the 2013 Warrants were subject to adjustment for the Reverse Split such that with a Reverse Split ratio of one-for-one hundred (1:100), the Exercise Price, post-Reverse Split, would have been $0.10 per share and the number of shares of our common stock issuable upon exercise of the 2013 Warrants would have been 3,250,000.  The 2013 Warrants were to be exercisable from issuance until ten (10) years after the closing of the 2013 Notes Offering.  On February 6, 2014, pursuant to the Warrant Exchange Agreement, the 2013 Investors agreed to exchange the 2013 Warrants for an aggregate of 4,000,000 post-Reverse Split shares of our common stock.

The 2014 Notes Offering Broker Warrants

In connection with the 2014 Notes Offering, we agreed to issue to the placement agent Broker Warrants to purchase 590,300 shares of our post-Reverse Split common stock.  The Broker Warrants are exercisable for a period of three years at a post-Reverse Split exercise price of $0.50 per share and do not contain a cashless exercise provision.  The Broker Warrants contain standard anti-dilution protection for stock splits, stock dividends and stock combinations, and provide for weighted average price protection.

The material terms and provisions of the Broker Warrants are summarized above. However, this summary of some provisions of the Broker Warrants is not complete. For the complete terms of the Broker Warrants, reference is made to the form of Broker Warrant filed as exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on February 10, 2014 and incorporated herein by reference.

Preferred Stock

Our Board of Directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our Board of Directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;
2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Series A Convertible Preferred Stock

The following is a brief description of the terms of our Series A Preferred Stock.  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended by the filing of our Certificate of Designation of the Series A Non-Voting Preferred Stock dated December 23, 2010, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 30, 2010.

In December 2010, our Board of Directors designated 22,000,000 shares of our blank check preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have the preferences and other rights, voting powers, restrictions and limitations as to dividends, qualifications and other terms and conditions as set forth in the Certificate of Designation and summarized in relevant part below:

Conversion.  Subject to certain ownership limitations as described below, the Series A Preferred Stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio of one to one. The number of shares of our common stock issuable upon conversion of the Series A Preferred Stock is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of shares of Series A Preferred Stock will not have the right to convert any portion of its Series A Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion unless such holder gives written notice no less than 65 days in advance to us of such holder's intention to exceed such limitation.

Dividends.  The holders of the Series A Preferred Stock shall be entitled to receive dividends at the same time and in the same amount per share as the holders of our common stock shall receive, when, as, and if declared by our Board of Directors.

Voting Rights.  Holders of the Series A Preferred Stock do not have any voting rights.

Transferability. The Series A Preferred Stock is not subject to any contractual transfer restrictions.

Liquidation Rights. The Series A Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, pari passu with our common stock.

Series B Convertible Preferred Stock

Shares of our to-be-authorized and designated Series B Preferred Stock will be issued to the 2013 Investors upon the mandatory conversion of the 2013 Notes following our filing of the Articles Amendments and the Certificate of Series B Designation. The shares of our Series B Preferred Stock will have the same preferences and other rights, restrictions and limitations as to dividends, qualifications and other terms and conditions as our Series A Preferred Stock, as summarized above, except that the voting rights of the Series B Preferred Stock will be as summarized below. This summary does not purport to be complete in all respects and is subject to and qualified in its entirety by reference to our Certificate of Series B Designation a copy of which is attached hereto as Exhibit C:

Voting Rights.  Except as provided by law or by the other provisions of the Articles of Incorporation, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), (i) holders of Series B Preferred Stock shall vote together with the holders of our common stock as a single class, and (ii) each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of our common stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Series C Convertible Preferred Stock

The following is a brief description of the terms of our to-be-authorized and designated Series C Preferred Stock.  This summary does not purport to be complete in all respects and is subject to and qualified in its entirety by reference to our Certificate of Series C Designation a copy of which is attached hereto as Exhibit D.

The shares of Series C Preferred Stock will be issued upon mandatory conversion of the 2014 Notes sold in the 2014 Notes Offering following filing of the Articles Amendments and the Certificate of Series C Designation. Each share of Series C Preferred Stock will be convertible into one (1) share of our post-Reverse Split common stock and will be entitled to vote with the common stock on all matters submitted for shareholder vote, on the basis of one (1) vote per share of Series C Preferred Stock.

The Series C Preferred Stock will be subject to a “Most Favored Nations” provision for a period of 12 months following the closing of the 2014 Notes Offering such that in the event we issue securities at a per share price of less than $0.005 on a pre-Reverse Split basis, or $0.50 on a post-Reverse Split basis (the “Lower rice”), subject to certain specified exceptions, each of the 2014 Investors will be entitled to receive from us additional shares of Series C Preferred Stock, when added to the number of shares of Series C Preferred Stock issuable upon conversion of the 2014Notes initially purchased by such 2014 Investor, will equal the number of shares of Series C Preferred Stock that such 2014 Investor’s subscription amount would have purchased at the Lower Price.

Pursuant to the Certificate of Series C Designation, the Series C Preferred Stock will be entitled to a liquidation preference in cash in an amount equal to $0.001 per share.

Series D Convertible Preferred Stock

The following is a brief description of the terms of our to-be-authorized and designated Series D Preferred Stock.  This summary does not purport to be complete in all respects and is subject to and qualified in its entirety by reference to our Certificate of Series D Designation a copy of which is attached hereto as Exhibit E.

Each share of Series D Preferred Stock will be convertible into one (1) share of our post-Reverse Split common stock and will be entitled to vote with the common stock on all matters submitted for shareholder vote, on the basis of 1,000 votes per share of Series D Preferred Stock. The purpose of the Series D Preferred Stock is to provide continuity with respect to the management of the Company by providing an enhanced vote to David Rector, a director of the Company prior to the closing of the MVP Acquisition, who will continue to serve as our Chief Operating Officer and a director for at least 12 months following the MVP Acquisition closing. The Series D Preferred Stock will be automatically converted into shares of our common stock, on a one-for-one basis, upon the sooner of a “change of control” of the Company (as such term is defined in the Certificate of Series D Designation), other than pursuant to the MVP Acquisition, or the listing of our common stock on a national securities exchange, such as The NASDAQ Stock Market. Pursuant to the Certificate of Series D Designation, the Series D Preferred Stock will be entitled to a liquidation preference upon our liquidation in cash in an amount equal to the price paid per share, i.e., $0.10 per share.

Purpose and Effect of Increasing the Number of Our Authorized Shares of Preferred Stock

As discussed in detail above under “Increase In Authorized Capital Stock — General”, we will be required to issue a portion of the additional authorized preferred shares following the increase in the number of our authorized shares of preferred stock upon the mandatory conversion of the 2013 Notes into shares of Series B Preferred Stock and the mandatory conversion of the 2014 Notes into shares of Series C Preferred Stock, upon the issuance of the subscribed for Series D Preferred Stock  and as a result of our obligation to issue the Series B Settlement Shares. Except with respect to these specified issuance obligations, we have no other current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized preferred shares resulting from the increase in the number of our authorized shares of preferred stock.

While we do not currently have any plans for the authorization or issuance of any additional series of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of our common stock, our Series A Preferred Stock and our to-be-authorized Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and, therefore, reduce the value of such stock. It is not possible to state the actual effect of the future issuance of any additional series of preferred stock on the rights of holders of our currently outstanding stock or the to-be-authorized and issued additional series of preferred stock unless and until our Board of Directors determines the specific rights of the holders of any such additional preferred stock; however, these effects may include:

●	Restricting dividends on the common or preferred stock;
●	Diluting the voting power of the common stock;
●	Impairing the liquidation rights of the common or preferred stock; or
●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Interest of Certain Persons In Favor of or Opposition to Matters Acted Upon

Michael Baybak, our former Interim Treasurer and Secretary, purchased $25,000 in principal amount of the 2013 Notes in the 2013 Notes Offering.  As such, Mr. Baybak’s Notes will be converted, on a mandatory basis, into 25,000 shares of Series B Preferred Stock once the Series B Preferred Stock is authorized for issuance.

Mr. Baybak will receive 307,692 Post-Reverse Split shares of our common stock in connection with the Warrant Exchange Agreement following effectiveness of the Reverse Split.

James Davidson, our former Chief Executive Officer, does not have any substantial interest resulting from any of the matters proposed to be acted upon in this Consent Solicitation Statement.

William Meadow, our Chief Executive Officer, President and Chairman, and David Rector, our Chief Operating Officer and Director, as of February, 7, 2014, have each subscribed for 10,000 shares of Series D Preferred Stock, which shares will be issued only following the filing of the Articles Amendments and the Certificate of Series D Designation.  MV Patents, LLC will receive 7,885,000 post-Reverse Split shares of our common stock following effectiveness of the Reverse Split.  Mr. Meadow is the managing member of MV Patents, LLC.

Procedure to Effect the Preferred Share Increase

            In order to effect the Preferred Share Increase, we will file a Certificate of Amendment with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation. The Preferred Share Increase will become effective at the time specified in the Amendment, which is referred to below as the “effective time.” A copy of the form of Certificate of Amendment to our Articles of Incorporation to be filed in connection with the Articles Amendments is attached to this Consent Solicitation Statement as Exhibit A.

The Articles Amendments have received the unanimous approval of our Board of Directors. The text of the form of Certificate Amendment attached hereto as Exhibit A is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessarily and advisable to effect the increase in the number of our authorized shares of preferred stock, including the insertion of the effective time determined by the Board of Directors.

As soon as practicable after the effective time, stockholders will be notified that the increase in the number of our authorized shares of preferred stock has been effected through the filing of a Current Report on Form 8-K with the SEC.

Possible Anti-Takeover Effects of the Proposed Increase in Authorized Preferred Stock

The increase in authorized capital with respect to the authorized number of shares of preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by our stockholders. Authorized and unissued shares of preferred stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares of preferred stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of preferred and common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

Our Board of Directors acknowledges that the issuance of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of us through a corporation transaction, tender offer or a proxy fight or otherwise seeking to bring about the removal of our incumbent management. Because the authorization of “blank check” preferred stock could be used by our Board of Directors for the adoption of a shareholder rights plan or “poison pill,” the preferred stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of us through the acquisition of a substantial numbers of shares of common stock.

While the Articles Amendments may have anti-takeover ramifications, our Board of Directors believes that the reasons for such Articles Amendments set forth above outweigh any disadvantages. To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire our company to negotiate directly with the Board of Directors, enabling the Board of Directors to consider the proposed transaction in a manner that best serves our stockholders’ interests. The Articles Amendments have not been made in response to, and are not being presented to deter, any effort to obtain control of us.

No Dissenters' Rights

Under the NRS, our Articles of Incorporation and our By-laws, holders of our voting securities are not entitled to dissenters' rights in connection with the approval of the Authorized Capital Increase.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT TO Proposal 3, the amendment to our Articles of Incorporation to effect the Authorized Capital Increase.

PROPOSAL NO. 4:

CHANGE OF COMPANY NAME

Our Board of Directors has approved an amendment to our Articles of Incorporation to change the company name to MV Portfolios, Inc., and has directed that such amendment be presented to our stockholders for their approval by written consent in lieu of a special meeting.

Our Board of Directors has determined that this name change is in the best interests of our stockholders and will more accurately reflect our new business strategy of patent licensing and the assertion of rights under patents against parties believed to be selling goods or services that rely upon our patented technology.

No Dissenters' Rights

Under the NRS, our Articles of Incorporation and our By-laws, holders of our voting securities are not entitled to dissenters' rights in connection with the approval of the Name Change.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT TO Proposal 4, the amendment to our Articles of Incorporation to effect a name change from California Gold Corp. to MV Portfolios, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of  March __, 2014 on a pre-Reverse Split basis (except as otherwise may be indicated in the notes to the table):

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Information given with respect to beneficial owners who are not officers or directors of ours is to the best of our knowledge.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o California Gold Corp., 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256.

Title of Class:  Common Stock

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(a)	Percent of Class(b)
William D. Meadow	Common Stock	0(1)	-

Shea Ralph	Common Stock	0(2)	-

David Rector	Common Stock	0(3)	-

All directors and executive officers as a group (3 persons)	Common Stock	0	-

Sandor Capital Master Fund LP 2828 Routh Street, Suite 500 Dallas, TX 75201	Common Stock	13,958,333 (4)	10.8%

James D. Davidson III 3501 Lago De Talavera Wellington, FL 33467	Common Stock	13,247,625	10.6%

Michael Baybak 2110 Drew Street, Suite 200 Clearwater, Florida 33765	Common Stock	12,770,125 (5)	9.9%

Barry Honig 4400 Biscayne Blvd., #850 Miami, FL 33137	Common Stock	13,507,500 (6)	9.9%

Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, NY 10022	Common Stock	13,010,393 (7)	9.9%

Dragon c/o Haywood Securities Inc. 200 Burrard Street, Suite 700 Vancouver, BC V6C 3A6	Common Stock	9,062,500 (8)	7.1%

Michael and Betsy Brauser TBE 3164 NE 31st Avenue, Lighthouse Point, FL 33064	Common Stock	8,870,207 (9)	7.0%

Guy-Philippe Bertin 28 Place des Vosges, 75003 Paris, France	Common Stock	8,002,208 (10)	6.3%

a.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes having or sharing voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of  March __, 2014, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  Shares beneficially owned have not been adjusted to reflect the planned Reverse Split.

b. Percentages are based on 131,101,260 pre-Reverse Split shares of our common stock issued and outstanding as of March __, 2014

(1)  Pursuant to the terms of the Securities Exchange Agreement, Mr. Meadow is the beneficial owner of 7,885,000 shares of our post-Reverse Split common stock to be issued following effectiveness of the Reverse Split to MV Patents, LLC.  Mr. Meadow is the  managing member of MV Patents, LLC.  Immediately following effectiveness of the Reverse Split and issuance of the 7,885,000 shares, Mr. Meadow will beneficially own approximately 53% of the then to-be-issued and outstanding shares of common stock of the Company.  Does not include 2,460,226 post-Reverse Split shares of our common stock issuable on a post-Reverse Split basis upon the exercise of options under our 2014 Plan, none of which are exercisable within 60 days.

(2)   Does not include 1,230,113 post-Reverse Split shares of our common stock issuable on a post-Reverse Split basis upon the exercise of options under our 2014 Plan, none of which are exercisable within 60 days.

(3)   Does not include 1,000,000 post-Reverse Split shares of our common stock issuable on a post-Reverse Split basis upon the exercise of options under our 2014 Plan, none of which are exercisable within 60 days.

(4)   Includes 4,708,333 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days.  John S. Lemak has the power to vote and dispose of the shares owned by Sandor Capital Master Fund, L.P.  Does not include 500,000 post-Reverse Split shares of our common stock issuable upon conversion of the to-be-authorized, designated and issued shares of Series C Preferred Stock to be issued upon a mandatory conversion of 2014 Notes following effectiveness of the Articles Amendments and the filing of the Certificate of Series C Designation.

(5)  Includes 3,500,000 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days held by Baybak Family Partners, Ltd., a Colorado family limited partnership (“BFP”). Does not include (a) 583,333 shares of our common stock issuable upon the exercise of warrants held by BFP, which warrants contain a customary 9.9% blocker provision and, thus, are not exercisable within 60 days, and (b) 8,000,000 shares of our common stock issuable upon the conversion of 8,000,000 shares of our Series A Preferred Stock held by BFP, which preferred shares also contain a 9.9% blocker and, thus, are not convertible within 60 days. As general partner of BFP, Michael Baybak has voting and investment power with respect to the shares owned by BFP. Does not include 250,000 post-Reverse Split shares of our common stock to be issued upon conversion of the to-be-authorized, designated and issued Series B Preferred Stock to be issued upon a mandatory conversion of the 2013 Notes, which preferred stock also contain a 9.9% blocker, and 307,692 shares of our post-Reverse Split common stock to be issued upon effectiveness of the Reverse Split under the terms of the Warrant Exchange Agreement.

(6)  Includes 3,000,000 shares of our common stock issuable upon the conversion of shares of our Series A Preferred Stock held by GRQ Consultants, Inc. 401K (“GRQ”). Barry Honig has voting and investment power with respect to the shares owned by GRQ.  Includes 3,062,500 and 375,000 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days held by GRQ and Barry Honig, respectively. Does not include 3,000,000 shares of our common stock issuable upon the conversion of shares of our Series A Preferred Stock held by GRQ, which preferred shares also contain the 9.9% blocker and, thus, are not convertible within 60 days. Does not include 500,000 post-Reverse Split shares to be issued to GRQ following effectiveness of the Reverse Split pursuant to the terms of the Securities Exchange Agreement.

(7)  Includes 1,300,000 shares of our common stock held by Gottbetter Capital Group, Inc. Adam Gottbetter has voting and investment power with respect to the shares owned by Gottbetter Capital Group, Inc. and by Gottbetter & Partners, LLP (“G&P”). Includes (a) 4,458,333 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days held by G&P and (b) 600,000 shares of our common stock issuable upon the conversion of shares of our Series A Preferred Stock held by G&P. Does not include 7,400,000 shares of our common stock issuable upon the conversion of shares of our Series A Preferred Stock held by G&P, which preferred shares also contain a 9.9% blocker and, thus, are not convertible within 60 days. Does not include 79,530 post-Reverse Split shares of our common stock to be issued upon conversion of the to-be-authorized, designated and issued Series B Settlement Shares, which preferred shares also contain a 9.9% blocker.

(8)   Includes 3,062,500 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days.  Fuad Sillam has the power to vote and dispose of the shares owned by Dragon Equities Limited.

(9)  Includes 2,416,667 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days.  Does not include 750,000 post-Reverse Split shares of our common stock to be issued upon conversion of the to-be-authorized, designated and issued Series B Preferred Stock to be issued upon conversion of the 2013 Notes, which preferred stock also contain a 9.9% blocker, and 923,077 shares of our post-Reverse Split common stock to be issued upon effectiveness of the Reverse Split under the terms of the Warrant Exchange Agreement.

(10) Includes 2,702,208 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for our next annual meeting is a reasonable time before we begin to print and send our proxy materials.  Such proposals must comply with our By-Laws and the requirements of Regulation 14A of the Exchange Act.  To be properly submitted, the proposal must be received at our principal executive offices, California Gold Corp., 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256, no later than the deadline.  In order to avoid controversy, stockholders should submit any proposals by means, including electronic means, which permit them to prove the date of delivery.

In addition, Rule 14a-4 of the Exchange Act governs the use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in a proxy statement. With respect to our next annual meeting of stockholders, if we do receive notice of a stockholder proposal a reasonable time before we send our proxy materials for such annual meeting, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

We will, in a timely manner, inform the stockholders of the planned date of our next annual meeting and the effect of such date on the deadlines given above by including a notice under Item 5 in our earliest possible quarterly report on Form 10-Q, or if that is impracticable, then by any means reasonably calculated to inform the stockholders.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report on Form 10-K for the year ended January 31, 2013 (the “Form 10-K”), are incorporated herein by reference, and a copy of the Form 10-K is attached hereto as Exhibit F.

Our unaudited condensed consolidated interim financial statements and accompanying notes filed with our Quarterly Report on Form 10-Q for the period ended October 31, 2013 (the “Form 10-Q”), are incorporated herein by reference, and a copy of the Form 10-Q is attached hereto as Exhibit G.

Item 7 of Part II of our Form 10-K “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference and included in Exhibit F.

Item 2 of Part II of our Form 10-Q “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference and included in Exhibit G.

The audited financial statements and accompanying notes for MV Patents, LLC for the years ended June 30, 2013 and 2012 filed as Exhibit 99.1 to the Company’s Form 8-K amendment No. 1 on March 10, 2014 are incorporated herein by reference.

The consolidated financial statements and accompanying notes for MV Patents, LLC and its subsidiary, MV Portfolio, LLC for the six month periods ended December 31, 2013 and 2012 filed as Exhibit 99.2 to the Company’s Form 8-K amendment No. 1 on March 10, 2014 are incorporated herein by reference.

We are not calling a meeting of our stockholders, and we do not expect representatives of MaloneBailey, LLP, our independent registered public accounting firm, to be available to respond to questions in connection with our solicitation of written consents of stockholders relating to the Articles Amendments.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports.  This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household.  If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at California Gold Corp., 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256, Attn: Chief Executive Officer.  If you want to receive separate copies of our proxy statements, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

Where You Can Find More Information

We are required to comply with the reporting requirements of the Securities Exchange Act.  For further information about us, you may refer to our Annual Report and our Quarterly Report, copies of which are enclosed herewith.

With respect to the MVP Acquisition and related matters, you may refer to our Current Report on Form 8-K filed with the SEC on February 10, 2014.

You can review these filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.  These filings are also available electronically on the World Wide Web at http://www.sec.gov.

March __, 2014
By Order of the Board of Directors

William D. Meadow
Chief Executive Officer

EXHIBIT A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	The name of the Corporation is: California Gold Corp.

2.	The articles have been amended as follows (provide article numbers, if available):

FIRST: The Name of the corporation is:   MV Portfolios, Inc. (the “Corporation”).

Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

The total number of shares that this Corporation shall have authority to issue is (i) 300,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”). There shall be no preemptive rights with respect to the Corporation's shares of stock.

The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized, by filing a certificate pursuant to the corporation laws of the State of Nevada, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares then outstanding.  In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Reverse Stock Split.  Each one hundred (100) of the issued and outstanding shares of Common Stock as of the time this amendment becomes effective (the ‘‘Split Effective Time’’), shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock.  In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall either:  (a) pay cash equal to such fraction multiplied by the fair market value of one share (equal to the average of the closing prices for a share of Common Stock for the last ten (10) trading days immediately prior to the Split Effective Time); or (b) round such fraction up to the next whole integer.  Each holder of record of a certificate which immediately prior to the Split Effective Time represents outstanding shares of Common Stock (an ‘‘Old Certificate’’) shall be entitled to receive upon surrender of such Old Certificate to the Corporation’s transfer agent for cancellation, a certificate (a ‘‘New Certificate’) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificate so surrendered are exchangeable.  From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates and, to the extent the Corporation so elects, cash pursuant to the provisions hereof.

3.  The vote by which the stockholders holding shares in the Corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Amended and Restated Articles of Incorporation have voted in favor of this Amendment is more than 50.1%.

       IN WITNESS WHEREOF, the undersigned officer of California Gold Corp. executed this Certificate of Amendment as of this ___ day of ________, 2014.

William D. Meadow
Chief Executive Officer

A-1

EXHIBIT B

CALIFORNIA GOLD CORP.

2014 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide incentives to individuals who perform services for the Company, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 hereof.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plans.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events after the Effective Date:

(i)
A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of stock in the Company that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any Person who is considered to own more than 50% of the total voting power of the stock of the Company before the acquisition will not be considered a Change in Control; or

(ii)
The individuals who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board; or

(iii)
The consummation of any of the following events: (A) a change in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, or (B) a merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result.  For purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets or a Change in Control: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total equity or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3) above.  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals, including one or more officers of the Company, satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(k) “Company” means California Gold Corp., a Nevada corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, other than an Employee engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Effective Date” shall have the meaning set forth in Section 18 hereof.

(q) “Employee” means any person, including Officers and Directors, other than a Consultant employed by the Company or any Parent, Subsidiary or Affiliate of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith, by reference to the closing price of such stock on any established stock exchange or on a national market system on the day of determination, if the Common Stock is so listed on any established stock exchange or on a national market system.  If the Common Stock is not listed on any established stock exchange or on a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith using (i) a valuation methodology set forth in Treasury Regulation 1.409A-1(b)(5)(iv)(B) or (ii) with respect to valuations applicable to Awards that are not subject to Code Section 409A, such other valuation methods as the Administrator may select.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or expressly provides that it is not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a stock option granted pursuant to Section 6 hereof.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant” means the holder of an outstanding Award.

(bb) “Performance Goals” will have the meaning set forth in Section 11 hereof.

(cc) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(dd) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10 hereof.

(ee) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 hereof.

(ff) “Period of Restriction” means the period during which transfers of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events specified in the applicable Award, as interpreted and construed by the Administrator.

(gg) “Plan” means this 2014 Equity Incentive Plan.

(hh) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 hereof, or issued pursuant to the early exercise of an Option.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 hereof.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj) “Reverse Split” means a one for one hundred (1:100) reverse split of the Company’s Common Stock approved by the Board on February 7, 2014.

(kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Service Provider” means an Employee, Director, or Consultant.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 hereof.

(oo) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan is Six Million One Hundred Fifty Thousand Five Hundred Sixty-Four (6,150,564) Shares, on a post-Reverse Split basis. The Shares may be authorized, but unissued, or reacquired shares of Common Stock.

(b) Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so settled will cease to be available under the Plan.  Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.  Shares subject to an Award that are transferred to or retained by the Company to pay the tax and/or exercise price of an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan and, for the elimination of doubt, the number of Shares of equal value to such cash payment shall become available for future grant or sale under the Plan.  Notwithstanding the foregoing provisions of this Section 3(b), subject to adjustment provided in Section 14 hereof, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) above, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

(c) Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i)
Multiple Administrative Bodies.  Different Committees may be established with respect to different groups of Service Providers; in that event, the Committee established with respect to a group of Service Providers shall administer the Plan with respect to Awards granted to members of such group.

(ii)
Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, and if the Company is then a “publicly held corporation” as defined therein, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)
Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the terms and condition, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)
to institute an Exchange Program and to determine the terms and conditions, not inconsistent with the terms of the Plan, for (1) the surrender or cancellation of outstanding Awards in exchange for Awards of the same type, Awards of a different type, and/or cash, or (2) the reduction of the exercise price of outstanding Awards;

(v)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)	to modify or amend each Award (subject to Section 19(c) hereof);

(viii)	to authorize any person to execute on behalf of the Company any instrument required to reflect or implement the grant of an Award previously granted by the Administrator;

(ix)
to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine consistent with the requirements for compliance with or exemption from the provisions of Code Section 409A; and

(x)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) No Liability.  No Administrator or member of a Committee or the Board, and no individual or officer to whom a delegation under subsection (a) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award.  The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

5. Eligibility.

(a) General Rule.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i)
Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)	Subject to the limits set forth in Section 3, the Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant.

(b) Term of Option.  The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof in the case of Incentive Stock Options  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i)
Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to the issuance or assumption of an Option in a transaction to which Section 424(a) of the Code applies in a manner consistent with said Section 424(a).

(ii)
Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)	Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i)
Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 hereof.

(ii)
Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by Award Agreement or by operation of this Section 6(d)(3), the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)
Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following the date the Participant ceases to be a Service Provider.  Unless otherwise provided by the Administrator, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)
Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will continue to vest in accordance with the Award Agreement.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(c) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d) Stock Appreciation Rights Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares with respect to which the Award is granted, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  Notwithstanding the foregoing, the rules of Section 6(d) above also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)
The difference between the Fair Market Value of a Share on the date of exercise over the “stock appreciation right exercise price,” as defined under Treasury Regulation Section 1.409A-1(b)(i)(B)(2), i.e,, the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right; times

(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Transferability.  Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until such Shares become non-forfeitable at the end of the applicable Period of Restriction.

(d) Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise in a manner not prohibited by the Award Agreement.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and provisions for forfeiture as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may condition the lapse of restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d) hereof, may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed, subject to the prohibition on acceleration of the timing of distribution of deferred compensation subject to Section 409A of the Code, to the extent applicable to the Award.

(c) Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement, which shall satisfy the requirements of Section 409A of the Code, to the extent applicable to such Award.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.  Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.

(b) Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or, if earlier, after the date on which a Participant’s interest in such Performance Units/Shares is no longer subject to a substantial risk of forfeiture, provided however, that in no event shall such payment be made after the later to occur of (i) December 31 of the year in which such risk of forfeiture lapses or (ii) two and one-half months after such risk of forfeiture lapses.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance-Based Compensation Under Code Section 162(m).

(a) General.  If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b) Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) earnings per Share, (ii) operating cash flow, (iii) operating income, (iv) profit after-tax, (v) profit before-tax, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, and (x) total shareholder return.  Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures.  To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.  Following the completion of each Performance Period but in no event later than December 31 of the year in which such Performance Period ends or, if later, the date that is two and one-half months after the end of such Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period and pay any amount to which a Participant is entitled under an Award with respect to such Performance Period.  In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.  A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12. Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-statutory Stock Option.

13. Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the Securities Act of 1933, as amended.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 hereof.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”).  The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to settle in cash or a Performance Share or Performance Unit which the Administrator can determine to settle in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15. Tax Withholding

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Term of Plan.  Subject to Section 22 hereof, the Plan will become effective upon its adoption by the Board (the “Effective Date”).  It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 hereof; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of the Plan and any Plan amendment to the extent necessary or desirable to comply with Applicable Laws, initially, within twelve (12) months after the Effective Date.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Restrictive Legends.  All Award Agreements and all securities of the Company issued pursuant thereto shall bear such legends regarding restrictions on transfer and such other legends as the appropriate officer of the Company shall determine to be necessary or advisable to comply with applicable securities and other laws.

21. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws, including without limitation Section 422 of the Code. In the event that stockholder approval is not obtained within twelve (12) months after the date the Plan is adopted by the Board, all Incentive Stock Options granted hereunder shall be void ab initio and of no effect. Notwithstanding any other provisions of the Plan, no Awards shall be exercisable until the date of such stockholder approval.

23. Notification of Election Under Section 83(b) of the Code.  If any Service Provider shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Service Provider shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service and provide the Company with a copy thereof, in addition to any filing and a notification required pursuant to regulations issued under the authority of Section 83(b) of the Code. A Service Provider shall not be permitted to make a Section 83(b) election with respect to an Award of a Restricted Stock Unit.

24. Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  Each Service Provider shall notify the Company of any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

25. 409A Timing Rule for Specified Employees.  If at the time of a Service Provider’s separation from service, such individual is considered a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment that such Service Provider becomes entitled to under the Plan or any Award is deemed payable on account of such individual’s separation from service, then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the individual’s separation from service, or (ii) the individual’s death.

26. Governing Law.  The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules, subject to the Company’s intention that the Plan satisfy the requirements of jurisdictions outside of the United States of America with respect to Awards subject to such jurisdictions.
*  *  *  *  *

C E R T I F I C A T I O N S
On behalf of the Company, the undersigned hereby certifies that this California Gold Corp. 2014 Equity Incentive Plan was approved by the Board of Directors of the Company on February 7, 2014.

CALIFORNIA GOLD CORP.

By:
Name:  William D. Meadow
Title:  President

On behalf of the Company, the undersigned hereby certifies that this California Gold Corp. 2014 Equity Incentive Plan has been approved by the stockholders of the Company as of ________ __, 2014.

CALIFORNIA GOLD CORP.

By:
Name:  William D. Meadow
Title:  President

EXHIBIT C

CERTIFICATE OF DESIGNATION, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND
OTHER SPECIAL RIGHTS
AND QUALIFICATIONS, LIMITATIONS
AND RESTRICTIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

MV PORTFOLIOS, INC.

Pursuant to Sections 78.195 and 78.1955 of the
Nevada Revised Statutes

MV Portfolios, Inc., (formerly known as California Gold Corp.) a Nevada corporation (the “Company”), certifies that pursuant to the authority contained in of its Amended and Restated Articles of Incorporation, as amended to date (the “Articles of Incorporation”), and in accordance with the provisions of Sections 78.195 and 78.1955 of the Nevada Revised Statutes (“NRS”), the Board of Directors of the Company by written consent dated as of _________ __, 201_ duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Restated and Amended Articles of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series convertible preferred stock having a par value of $0.001 per share, which shall be designated as the Series B Convertible Preferred Stock (the “Series B Preferred Stock”), consisting of __________ shares, having the following voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof:

1.    Number of Shares

The number of shares of Series B Preferred Stock shall consist of _____________ shares.  Subject to the NRS, the Articles of Incorporation and this Certificate of Designation, the number of shares of Series B Preferred Stock that are designated as Series B Convertible Preferred Stock may from time to time be increased or decreased by vote or consent of the Company’s Board of Directors; provided, however, that no such decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of such shares then outstanding. Any shares of Series B Preferred Stock converted or otherwise acquired by the Company in any manner whatsoever shall automatically and without further action be retired and canceled promptly after the conversion or acquisition thereof.

2               Voting Rights

General.  Except as provided by law or by the other provisions of the Articles of Incorporation, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), (i) holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class, and (ii) each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

3.              Dividend Rights

(i)           The holder of each share of Series B Preferred Stock shall be entitled to receive dividends (including distributions upon the liquidation, winding-up and dissolution of the Company) out of any assets legally available therefor, at the same time as the holder of each share of the Company’s Common Stock, when, as, and if declared by the Company’s Board of Directors.  In determining the amount of dividends to be paid on one share of Series B Preferred Stock, the holder will receive the dividend amount which such holder would be entitled to receive had such holder converted such holder’s shares of Series B Preferred Stock into shares of the Company’s Common Stock immediately prior to the record date for determining entitlement to such dividends.

(ii)           No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Company’s Common Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series B Preferred Stock

4.             Conversion Rights.

(i) A holder of a share of Series B Preferred Stock, at the option of such holder, may at any time convert such share of Series B Preferred Stock into one share of the Company’s Common Stock.

(ii)   A holder of shares of Series B Preferred Stock shall not have the right to convert shares of Series B Preferred Stock to the extent that such right to effect such conversion would result in the holder or any of its affiliates beneficially owning more than 9.99% of the outstanding shares of Common Stock, unless such holder gives written notice no less than 65 days in advance to the Company of such holder's intention to exceed such limitation. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this subsection (ii) may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of not less than a majority of the outstanding shares of Common Stock shall approve, in writing, such alteration, amendment, deletion or change.

(iii) To convert Series B Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or transfer agent for the Series B Preferred Stock, (B) notify the Company at such office that such holder elects to convert Series B Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (D) pay any transfer or similar tax if required. In the event that a holder fails to notify the Company of the number of shares of Series B Preferred Stock which such holder wishes to convert, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the “Conversion Date.”

(iv)           If the Company shall fix a record date (A) for a stock split, combination or subdivision of the outstanding shares of the Company’s Common Stock, (B) for any reclassification of the Company’s Common Stock, or (C) for the issuance of  rights, options or warrants to all holders of its Common Stock entitling them, in any such case, to subscribe for, purchase or acquire shares of Common Stock or other securities or rights, then, and in any such event, as of such record date, the number of shares of the Company’s Common Stock that may be issued upon conversion of the Series B Preferred Stock shall be adjusted so that the holder of each share of the Series B Preferred Stock shall thereafter be entitled to receive, upon the conversion of each such share, the number of shares of the Company’s Common Stock or other securities or rights which such holder would own or be entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the happening of such event.

(v)           If any event occurs as to which, in the opinion of the Company’s Board of Directors, the provisions of subsection (iv) above are not strictly applicable or would not fairly protect the rights of the holders of Series B Preferred Stock in accordance with the intent of these anti-dilution provisions, then the board shall make an adjustment in accordance with the intent of these provisions to protect the rights of the holders of Series B Preferred Stock.

(vi)Whenever any adjustment in the number of shares of the Company’s Common Stock issuable upon conversion is required under this Certificate of Designation, the Company shall forthwith (i) file with its transfer agent, if applicable, a statement describing in reasonable detail the adjustment and the method of calculation used, which statement shall be certified by the chief financial officer of the Company, and (ii) cause a copy of such notice to be mailed to the holders of record of Series B Preferred Stock at the close of business on the day preceding the effective date of such adjustment.

(iv) Notwithstanding any provision herein to the contrary, the Company shall not be required to issue any fractional shares of its Common Stock upon conversion of Series B Preferred Stock. Instead the Company shall have the right to pay a cash adjustment to the holders of Series B Preferred Stock based upon the closing price of the Common Stock on the business day prior to the Conversion Date, or round up any fractional shares to the nearest whole share.

(v) If a holder converts shares of Series B Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder’s name.

(vi) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock (or its Common Stock held in treasury) enough shares of Common Stock to permit the conversion of the Series B Preferred Stock in full pursuant to the provisions of this Designation. All shares of Common Stock that may be issued upon conversion of Series B Preferred Stock shall be fully paid and nonassessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series B Preferred Stock and shall endeavor to list such shares on each securities exchange or automated quotation system on which the Common Stock is then listed or traded, as the case may be.

(vii) For the purposes of this Certificate of Designation, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(viii) For purposes of this Certificate of Designation, the term “Common Stock” shall be deemed to include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

(ix) Whenever the number of shares of Common Stock is adjusted, the Company shall promptly mail to holders of Series B Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Company shall file with the transfer agent for the Series B Preferred Stock, if any, a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.

(x) If:

(1) The Company takes any action which would require an adjustment in the number of shares of Common Stock pursuant to this Certificate of Designation;

(2) The Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

(3) There is a dissolution or liquidation of the Company;

then, and in any such case, the Company shall mail to holders of the Series B Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be, of such action. The Company shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph (x).

(xi) In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company’s Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Series B Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the board of directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B Preferred Stock.

Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of the Company’s Common Stock, each holder of shares of Series B Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the amount such holder would have been entitled to receive had such holder converted such holder’s shares of Series B Preferred Stock into shares of the Company’s Common Stock immediately prior to the record date for such liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock.

Exclusion of Other Rights.  Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Severability of Provisions.  If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

Mutilated or Missing Series B Preferred Stock Certificates.  If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by its President, this _____  day of ___________, 2014.

________________________________

By:

Name:
Title:	President

EXHIBIT D

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
MV PORTFOLIOS, INC.

The undersigned, Chief Executive Officer of MV Portfolios, Inc., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on [___] 20[__];

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, to provide by resolution or resolutions for the issuance of Fifty Million (50,000,000) shares of Preferred Stock, par value $0.001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

        NOW, THEREFORE, BE IT RESOLVED:

1. Designation and Authorized Shares.  The Corporation shall be authorized to issue [___] (____)  shares of Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”).

2. Stated Value.  Each share of Series C Preferred Stock shall have a stated value of $0.001 per share (the “Stated Value”).

3. Liquidation.

(a) Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series C Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value.  All preferential amounts to be paid to the holders of Series C Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series C Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock.  If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series C Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the  Series C Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b) Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.  Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

4. Voting.  Except as otherwise expressly required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series C Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series C Preferred Stock are convertible into at such time, but not in excess of the conversion limitations set forth in Section 5 herein.  Except as otherwise required by law, the holders of shares of Series C Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

5. Conversion.

(a) Conversion Right. Each holder of Series C Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series C Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to one (1) share of the Corporation’s common stock (the “Common Stock”) for each one (1) share of Series C Preferred Stock surrendered.

(b) Conversion Procedure.  In order to exercise the conversion privilege under this Section 5, the holder of any shares of Series C Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series C Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice (the “Conversion Notice”, and such date of delivery of the Conversion Notice to the Corporation, the “Conversion Notice Delivery Date”). Within three (3) business days following the Conversion Notice Delivery Date, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to this Section 5 (the “Share Delivery Date”).  In case of conversion under this Section 5 of only a part of the shares of Series C Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series C Preferred Stock which have not been converted, upon receipt of the original certificate or certificates representing shares of Series C Preferred Stock so converted.  Until such time as the certificate or certificates representing shares of Series C Preferred Stock which have been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such shares of Series C Preferred Stock have been converted have been issued and delivered, the certificate or certificates representing the shares of Series C Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series C Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

(c) Maximum Conversion.

(i)
Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of shares of Series C Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 9.99% of all of the Common Stock outstanding at such time (the “9.99% Beneficial Ownership Limitation”).

(ii)	By written notice to the Corporation, a holder of Series C Preferred Stock may from time to time decrease the 9.99% Beneficial Ownership Limitation to any other percentage specified in such notice.

(iii)
For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a holder of Series C Preferred Stock may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Form 10-Q,  Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of a holder of Series C Preferred Stock, the Corporation shall within one (1) business day confirm orally and in writing to such holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including shares of Series C Preferred Stock, held by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported, which in any event are convertible or exercisable, as the case may be, into shares of the Corporation’s Common Stock within sixty (60) days’ of such calculation and which are not subject to a limitation on conversion or exercise analogous to the limitation contained herein.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(d) Buy-In.  If, by the Share Delivery Date, the Corporation fails for any reason to deliver the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, as set forth in the Conversion Notice, and after such Share Delivery Date, the converting holder purchases, in an arm’s length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the converting holder (the “Sold Shares”), which delivery such converting holder anticipated to make using the shares to be issued upon such conversion (a “Buy-In”), the converting holder shall have the right to require the Corporation to pay to the converting holder the Buy-In Adjustment Amount.  The Corporation shall pay the Buy-In Adjustment Amount to the converting holder in immediately available funds immediately upon demand by the converting holder. For purposes of this Certificate of Designation, the term “Buy-In Adjustment Amount” means the amount equal to the excess, if any, of (i) the converting holder’s total purchase price (including brokerage commissions, if any) for the Covering Shares associated with a Buy-In, over (ii) the net proceeds (after brokerage commissions, if any) received by the converting holder from the sale of the Sold Shares.  By way of illustration and not in limitation of the foregoing, if the converting holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In, with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Corporation will be required to pay to the converting holder will be $1,000.

6. Other Provisions.

(a) Reservation of Common Stock.  The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series C Preferred Stock from time to time outstanding.

(b) Record Holders.  The Corporation and its transfer agent, if any, for the Series C Preferred Stock may deem and treat the record holder of any shares of Series C Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

7. Restriction and Limitations.  Except as expressly provided herein or as required by law so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series C Preferred Stock.

8. Certain Adjustments.

(a) Stock Dividends and Stock Splits.  If the Corporation, at any time while the Series C Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series C Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series C Preferred Stock shall receive such consideration as if such number of shares of Series C Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

9. Equal Treatment of Holders.  No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Series C Preferred Stock.  For clarification purposes, this provision constitutes a separate right granted to each holder by the Corporation and negotiated separately by each holder, and is intended for the Corporation to treat all holders of the Series C Preferred Stock as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series C Preferred Stock or otherwise.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this [__] day of [__], 20[__].

By:________________________
Name:
Title:

EXHIBIT E

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES D CONVERTIBLE PREFERRED STOCK
OF
MV PORTFOLIOS, INC.

The undersigned, Chief Executive Officer of MV Portfolios, Inc., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on [___];

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, to provide by resolution or resolutions for the issuance of Fifty Million (50,000,000) shares of Preferred Stock, par value $0.001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

1. Designation and Authorized Shares.  The Corporation shall be authorized to issue Twenty Thousand (20,000) shares of Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”).

2. Stated Value.  Each share of Series D Preferred Stock shall have a stated value of $0.10 per share (the “Stated Value”).

3. Liquidation.

(a) Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series D Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value.  All preferential amounts to be paid to the holders of Series D Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series D Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock.  If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series D Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the  Series D Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b) Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.  Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

4. Voting.  Except as otherwise expressly required by law, the holder of Series D Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and each share of Series D Preferred Stock held shall be entitled to 1,000 votes per share.  Except as otherwise required by law, the holders of shares of Series D Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

5. Automatic Conversion.  Each share of Series D Preferred Stock shall automatically, and without any further action on the part of the holder, convert into one (1) share of common stock, $0.001 par value per share, of the Corporation upon the earlier to occur of: (i) the listing the Corporation’s securities on a national securities exchange (which, for purposes of this Section 5 shall include the New York Stock Exchange, NYSE MKT LLC and the NASDAQ Stock Market) and (ii) a “Change in Control” of the Corporation.

6. Other Provisions.

(a) Reservation of Common Stock.  The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series D Preferred Stock from time to time outstanding.

(b) Record Holders.  The Corporation and its transfer agent, if any, for the Series D Preferred Stock may deem and treat the record holder of any shares of Series D Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

7. Restriction and Limitations.  Except as expressly provided herein or as required by law so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series D Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series D Preferred Stock.

8. Certain Adjustments.

(a) Stock Dividends and Stock Splits.  If the Corporation, at any time while the Series D Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series D Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series D Preferred Stock shall receive such consideration as if such number of shares of Series D Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

9. Certain Definitions.
(a) “Change in Control” shall mean:

(i)           a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Corporation, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Corporation or its subsidiaries, and their affiliates;

(ii)           the Corporation shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its subsidiaries, and their affiliates;

(iii)           the Corporation shall sell substantially all of its assets to another corporation that is not wholly owned by the Corporation, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its subsidiaries and their affiliates; or

(iv)           a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the first acquisition of such securities by such person), any employee benefit plan of the Corporation or its subsidiaries, and their affiliates.

(b) “Person” shall mean an association, corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this [__] day of [__], 20[__].

By:________________________
Name:
Title:

ANNEX A

WRITTEN CONSENT OF STOCKHOLDERS OF
CALIFORNIA GOLD CORP.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, being a stockholder of record of California Gold Corp. (the “Company”) as of January 16, 2014 hereby takes the following action, pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”), with respect to all shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents, pursuant to Section 78.320 of the NRS, to the four proposals set forth below, as the same are described in the Company’s Consent Solicitation Statement on Schedule 14A, dated  March __, 2014, without a meeting.

(Place an “X” in the appropriate boxes)
 [Missing Graphic Reference]

The Board of Directors recommends that Stockholders CONSENT to the following proposals:

Proposal 1.
an amendment to the Company’s Articles of Incorporation to effect a reverse stock split with a reverse split ratio of one-for-one hundred (1:100) (the “Reverse Split”) of the Common Stock prior to April 30, 2014;

Proposal 2. Proposal 3.
the approval of the adoption of the Company’s 2014 Equity Incentive Plan (the “2014 Plan”);

an amendment to the Company’s Articles of Incorporation to effect an increase in our authorized blank check preferred stock (the “Preferred Stock Increase”) to 50,000,000 shares from 22,000,000 shares; and

Proposal 4.	an amendment to the Company’s Articles of Incorporation to effect a name change (the “Name Change”) from California Gold Corp. to “MV Portfolios, Inc.”

Proposal 1

RESOLVED, that Article FOURTH of the Articles of Incorporation of the Corporation with respect to the Reverse Split be amended to read as follows:

Reverse Stock Split.  Each one hundred (100) of the issued and outstanding shares of Common Stock as of the time this amendment becomes effective (the ‘‘Split Effective Time’’), shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock.  In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall either:  (a) pay cash equal to such fraction multiplied by the fair market value of one share (equal to the average of the closing prices for a share of Common Stock for the last ten (10) trading days immediately prior to the Split Effective Time); or (b) round such fraction up to the next whole integer.  Each holder of record of a certificate which immediately prior to the Split Effective Time represents outstanding shares of Common Stock (an ‘‘Old Certificate’’) shall be entitled to receive upon surrender of such Old Certificate to the Corporation’s transfer agent for cancellation, a certificate (a ‘‘New Certificate’) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificate so surrendered are exchangeable.  From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates and, to the extent the Corporation so elects, cash pursuant to the provisions hereof.’’

; and be it further

RESOLVED, that the Certificate of Amendment of the Articles of Incorporation of the Corporation attached as Exhibit A to the Corporation’s Consent Solicitation Statement dated ____________ __, 2014 (the “Consent Solicitation Statement”) be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

AA-1

Proposal 2

RESOLVED, that the 2014 Plan attached as Exhibit B to the Consent Solicitation Statement be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 3

RESOLVED, that Article FOURTH of the Articles of Incorporation of the Corporation with respect to the Preferred Stock Increase be amended to read as follows:

The total number of shares that this Corporation shall have authority to issue is (i) 300,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”). There shall be no preemptive rights with respect to the Corporation's shares of stock.

The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized, by filing a certificate pursuant to the corporation laws of the State of Nevada, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares then outstanding.  In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 4

RESOLVED, to amend the Company’s Articles of Incorporation to effect a name change from California Gold Corp. to MV Portfolios, Inc.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF EACH PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO EACH PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

MAIL: PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

Dated: ______________, 2014

[print name of record stockholder as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]

[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written consents in substantially the same form, shall be treated as a single consent of stockholders

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